Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 9, 2022, is by and among OPEN LENDING CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement) party hereto, the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party to the Credit Agreement (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 19, 2021 (as amended, modified, extended, restated, replaced or supplemented from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that (a) the Lenders provide (i) an increase to the Revolving Facility Commitments in an aggregate principal amount of $100,000,000 and (ii) a new term loan facility to the Borrower in an aggregate principal amount equal to $150,000,000, the proceeds of which shall be used to repay in full and replace the existing Term A Loan and (b) the Administrative Agent and the Lenders agree to extend the Revolving Facility Maturity Date, amend the Term A Facility Maturity Date and amend certain additional provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such loans, and the Administrative Agent and the Lenders are willing to make such amendments to the Credit Agreement, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendment to Credit Agreement. From and after the Amendment Effective Date (as hereinafter defined), the Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A to this Amendment (the “Amended Credit Agreement”).

1.2 Amendment to Schedules and Exhibits. Certain of the Schedules and Exhibits to the Credit Agreement are hereby amended and restated as set forth on Exhibit B attached to this Amendment. All other Schedules and Exhibits to the Credit Agreement shall not be modified or otherwise affected.

1.3 Commitments/Reallocation. Each of the parties hereto severally agrees that, immediately upon the Amendment Effective Date, the revised Revolving Facility Commitments and Term A Loan Commitments of each Lender shall be as set forth on amended Schedule 2.01 included on Exhibit B attached hereto. In connection with this Amendment, (a) upon the Amendment Effective Date, the outstanding Revolving Facility Loans and participation interests in existing Letters of Credit shall be reallocated by causing such fundings and repayments among the Lenders of the Revolving Credit Loans as necessary such that, after giving effect to the increase in the Revolving Credit Commitments contemplated by this Amendment, each Lender will hold Revolving Credit Loans based on its Revolving Credit Commitment (after giving effect to such increase) and (b) the Term A Loan made on the Amendment Effective Date shall repay in full and replace the Term Loans outstanding under the Credit Agreement.

1.4 Term SOFR. Notwithstanding the foregoing, all “Eurocurrency Loans” (as defined in the Credit Agreement) outstanding as of the date hereof shall remain Eurocurrency Rate Loans outstanding under the Amended Credit Agreement until the end of the current Interest Period applicable thereto and, upon the expiration of such current Interest Period, shall be converted to SOFR Loans with an Interest Period of one (1) month (the “SOFR Conversion”). Until the SOFR Conversion, all other terms and conditions set forth in the Amended Credit Agreement with respect to Eurocurrency Rate Loans shall apply to such “Eurocurrency Loans” (as defined in the Credit Agreement), mutatis mutandis.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Amendment shall become effective as of the first day and year set forth above (the “Amendment Effective Date”) upon satisfaction or waiver of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b) Authority Documents. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a customary secretary’s certificate (i) certifying that the articles of incorporation or other organizational documents, as applicable, of each of the Borrower and the Guarantors that were delivered to the Administrative Agent on the Closing Date or the date on which any Guarantor was joined as a Guarantor (the “Joinder Date”) remain true and complete as of the Amendment Effective Date (or certifying to updates as applicable), (ii) certifying that the bylaws, operating agreements or partnership agreements of each such Loan Party that were delivered to the Administrative Agent on the Closing Date or the Joinder Date, as applicable, remain true and correct and in force and effect as of the Amendment Effective Date (or certifying to updates as applicable), (iii) certifying that each officer listed in the incumbency certification contained in such Loan Party’s secretary’s certificate, delivered to the Administrative Agent on the Closing Date or the Joinder Date, as applicable, remains a duly elected and qualified officer of such Loan Party and such officer remains duly authorized to execute and deliver on behalf of such Loan Party the Amendment, (iv) attaching copies of the resolutions of the board of directors (or equivalent governing body) of each Loan Party (or its managing general partner or managing member) approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, and certifying such resolutions to be true and correct and in force and effect as of the Amendment Effective Date and (v) attaching certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization.

(c) Office’s Certificate. The Administrative Agent shall have received from the Borrower an officer’s certificate certifying that (i) immediately prior to and immediately after giving effect to this Amendment, (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties set forth in Article III of the Credit Agreement are (1) with respect to representations and warranties that contain a materiality

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qualification, true and correct and (2) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in the case of both subclause (1) and (2), on and as of the Amendment Effective Date as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date and, (ii) after giving effect to this Amendment (and any borrowings thereunder) on a pro forma basis, the Borrower is in compliance with the financial covenants set forth in Section 6.11 of the Credit Agreement (which shall be accompanied by supporting calculations).

(d) Legal Opinion. The Administrative Agent shall have received an opinion or opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Loan Parties, dated as of the Amendment Effective Date and addressed to the Administrative Agent and the Lenders.

(e) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the Term A Loan to be made on the Amendment Effective Date.

(f) Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees that are payable in connection with the consummation of the transactions contemplated hereby (including the fees set forth in the Engagement Letter dated as of August 19, 2022) and, to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of King & Spalding LLP incurred in connection with this Amendment) required to be reimbursed hereunder.

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall mean the Amended Credit Agreement. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and principles of good faith and fair dealing.

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment except for (i) such as have been made or obtained and are in full force and effect and (ii) such consent, approval, authorization or orders, filings, registrations or qualifications the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

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(d) The representations and warranties made by the Loan Parties in the Loan Documents (i) with respect to representations and warranties that contain a materiality qualification, are true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects, in each case on and as of the date hereof as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(e) Immediately after giving effect to this Amendment and any funding of the Term A Loan on the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens (except as would not reasonably be expected to result in a Material Adverse Effect).

(g) Other than as set forth herein, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

(h) As of the Amendment Effective Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.

3.3 Reaffirmation of Loan Document Obligations. Each Loan Party hereby ratifies the Credit Agreement and the other Loan Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Secured Obligations, subject to the terms of the Loan Documents.

3.4 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5 Expenses. The Borrower agrees to pay all reasonable costs and fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented fees and expenses of one primary legal counsel of the Administrative Agent.

3.6 Further Assurances. The Loan Parties agree to promptly take such action, upon the reasonable request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic image scan transmission (e.g., a pdf via electronic mail) shall be effective as an original.

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3.9 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10 GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

3.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12 Consent to Jurisdiction; Service of Process and Venue; Waiver of Jury Trial. The jurisdiction, service of process, venue and waiver of jury trial provisions set forth in Sections 9.11 and 9.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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OPEN LENDING

AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	OPEN LENDING CORPORATION

	By:	/s/ John Flynn
Name: John Flynn
Title: Chairman and Chief Executive Officer

GUARANTORS:	NAC SURVIVING CORP.
as a Guarantor

	By:	/s/ John Flynn
Name: John Flynn
Title: President

BRP HOLD 11, INC.
as a Guarantor

	By:	/s/ John Flynn
Name: John Flynn
Title: President

OPEN LENDING, LLC
as a Guarantor

	By:	/s/ John Flynn
Name: John Flynn
Title: President and Chief Executive Officer

OPEN LENDING SERVICES, INC.
as a Guarantor

	By:	/s/ John Flynn
Name: John Flynn
Title: President

OPEN LENDING

AMENDMENT TO CREDIT AGREEMENT

LENDERS PROTECTION, LLC
as a Guarantor

By:	/s/ John Flynn
Name: John Flynn
Title: Chief Executive Officer

INSURANCE ADMINISTRATIVE SERVICES, LLC as a Guarantor

By:	/s/ John Flynn
Name: John Flynn
Title: President

OPEN LENDING

AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, Issuing Bank and Administrative Agent

	By:	/s/ Clayton B. Scovill
Name: Clayton B. Scovill
Title: Senior Vice President

OPEN LENDING

AMENDMENT TO CREDIT AGREEMENT

LENDERS:	REGIONS BANK, as a Lender

	By:	/s/ Mark Guile
Name: Mark Guile
Title: Director

OPEN LENDING

AMENDMENT TO CREDIT AGREEMENT

LENDERS:	Bank of America, as a Lender

	By:	/s/ Vitaliy Shamanayev
Name: Vitaliy Shamanayev
Title: Vice President

OPEN LENDING

AMENDMENT TO CREDIT AGREEMENT

LENDERS:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ William R. Doolittle
Name: William R. Doolittle
Title: Executive Director

Exhibit A

Amended Credit Agreement

See attached.

~~Execution Version~~As amended by the First Amendment dated as of September 9, 2022

CREDIT AGREEMENT

dated as of March 19, 2021

OPEN LENDING CORPORATION,

as Borrower,

THE LENDERS AND ISSUING BANKS PARTY HERETO,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

WELLS FARGO SECURITIES, LLC,

as the Lead Arranger

and

WELLS FARGO SECURITIES, LLC

B OF A SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

and

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK

as Joint Bookrunners

TABLE OF CONTENTS

Page
ARTICLE I Definitions		1

Section 1.01	Defined Terms	1
Section 1.02	Terms Generally	~~56~~58
Section 1.03	Effectuation of Transactions	~~57~~59
Section 1.04	Exchange Rates; Currency Equivalents	~~57~~59
Section 1.05	Additional Alternate Currencies for Loans	~~57~~60
Section 1.06	Change of Currency	~~58~~60
Section 1.07	Timing of Payment or Performance	~~58~~61
Section 1.08	Times of Day	~~58~~61
Section 1.09	Limited Condition Transactions	~~58~~61
Section 1.10	Divisions	~~59~~62
Section 1.11	Rates~~; LIBOR Notification~~	~~59~~62

ARTICLE II The Credits		~~60~~63

Section 2.01	Commitments	~~60~~63
Section 2.02	Loans and Borrowings	~~60~~63
Section 2.03	Requests for Borrowings	~~61~~64
Section 2.04	[Reserved]	~~62~~65
Section 2.05	Letters of Credit	~~62~~65
Section 2.06	Funding of Borrowings	~~67~~70
Section 2.07	Interest Elections	~~68~~71
Section 2.08	Termination and Reduction of Commitments	~~69~~72
Section 2.09	Repayment of Loans; Evidence of Debt	~~69~~73
Section 2.10	Repayment of Term Loans and Revolving Facility Loans	~~70~~73
Section 2.11	Prepayment of Loans	~~72~~75
Section 2.12	Fees	~~73~~76
Section 2.13	Interest	~~74~~77
Section 2.14	~~Alternate Rate of Interest~~ Changed Circumstances	~~74~~78
Section 2.15	Increased Costs	81
Section 2.16	Break Funding Payments	~~78~~83
Section 2.17	Taxes	~~78~~83
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~82~~87
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~83~~88
Section 2.20	Illegality	~~84~~89
Section 2.21	Incremental Commitments	~~85~~90
Section 2.22	Defaulting Lender	~~94~~99

ARTICLE III Representations and Warranties		~~96~~100

Section 3.01	Organization; Powers	~~96~~100
Section 3.02	Authorization	~~96~~101
Section 3.03	Enforceability	~~96~~101
Section 3.04	Governmental Approvals	~~97~~101
Section 3.05	Financial Statements	~~97~~102

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Section 3.06	No Material Adverse Effect	~~97~~102
Section 3.07	Title to Properties; Possession Under Leases	~~97~~102
Section 3.08	Subsidiaries	~~97~~102
Section 3.09	Litigation; Compliance with Laws	~~97~~102
Section 3.10	Federal Reserve Regulations	~~98~~103
Section 3.11	Investment Company Act	~~98~~103
Section 3.12	Use of Proceeds	~~98~~103
Section 3.13	Tax Returns	~~98~~103
Section 3.14	No Material Misstatements	~~98~~103
Section 3.15	Employee Benefit Plans	~~99~~104
Section 3.16	Environmental Matters	~~99~~104
Section 3.17	Security Documents	~~100~~104
Section 3.18	Location of Real Property	~~100~~105
Section 3.19	Solvency	~~100~~105
Section 3.20	Labor Matters	~~101~~106
Section 3.21	Insurance	~~101~~106
Section 3.22	~~101~~[Reserved]	106
Section 3.23	Intellectual Property; Licenses, Etc.	~~101~~106
Section 3.24	Senior Debt	~~101~~106
Section 3.25	USA PATRIOT Act; OFAC	~~102~~106
Section 3.26	Foreign Corrupt Practices Act	~~102~~107
Section 3.27	Affected Financial Institution	~~103~~107

ARTICLE IV Conditions of Lending		~~103~~108

Section 4.01	All Credit Events	~~103~~108
Section 4.02	First Credit Event	~~103~~108

ARTICLE V Affirmative Covenants		~~105~~110

Section 5.01	Existence; Business and Properties	~~106~~111
Section 5.02	Insurance	~~106~~111
Section 5.03	Taxes	~~107~~112
Section 5.04	Financial Statements, Reports, etc.	~~107~~112
Section 5.05	Litigation and Other Notices	~~109~~114
Section 5.06	Compliance with Laws	~~109~~114
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~109~~115
Section 5.08	Use of Proceeds	~~110~~115
Section 5.09	Compliance with Environmental Laws	~~110~~115
Section 5.10	Further Assurances; Additional Security	~~110~~115
Section 5.11	[Reserved]	~~113~~118
Section 5.12	Post-Closing	~~113~~118

ARTICLE VI Negative Covenants		~~113~~118

Section 6.01	Indebtedness	~~113~~118
Section 6.02	Liens	~~118~~123
Section 6.03	Sale and Lease-Back Transactions	~~123~~128
Section 6.04	Investments, Loans and Advances	~~124~~128
Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~128~~132
Section 6.06	Dividends and Distributions	~~131~~135
Section 6.07	Transactions with Affiliates	~~133~~138

Section 6.08	Business of the Borrower and the Subsidiaries	~~135~~140
Section 6.09	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.	~~136~~140
Section 6.10	Fiscal Year	~~138~~143
Section 6.11	Financial Covenants	~~138~~143

ARTICLE VII Events of Default		~~139~~143

Section 7.01	Events of Default	~~139~~143
Section 7.02	Treatment of Certain Payments	~~141~~146
Section 7.03	Cure Right	~~142~~146

ARTICLE VIII The Agents		~~142~~147

Section 8.01	Appointment	~~142~~147
Section 8.02	Delegation of Duties	148
Section 8.03	Exculpatory Provisions	~~143~~148
Section 8.04	Reliance by Agents	~~144~~149
Section 8.05	Notice of Default	~~144~~149
Section 8.06	Non-Reliance on Agents and Other Lenders	150
Section 8.07	Indemnification	~~145~~150
Section 8.08	Agent in Its Individual Capacity	151
Section 8.09	Successor Administrative Agent	151
Section 8.10	Arrangers	~~146~~151
Section 8.11	Security Documents and Collateral Agent	~~146~~151
Section 8.12	Right to Realize on Collateral and Enforce Guarantees	~~147~~152
Section 8.13	Withholding Tax	~~148~~153
Section 8.14	Certain ERISA Matters	~~148~~153
Section 8.15	Erroneous Payments	154

ARTICLE IX Miscellaneous		~~149~~156

Section 9.01	Notices; Communications	~~149~~156
Section 9.02	Survival of Agreement	~~150~~157
Section 9.03	Binding Effect	~~150~~157
Section 9.04	Successors and Assigns	~~150~~158
Section 9.05	Expenses; Indemnity	~~155~~163
Section 9.06	Right of Set-off	~~157~~164
Section 9.07	Applicable Law	~~157~~165
Section 9.08	Waivers; Amendment	~~157~~165
Section 9.09	Interest Rate Limitation	~~160~~168
Section 9.10	Entire Agreement	~~161~~169
Section 9.11	WAIVER OF JURY TRIAL	~~161~~169
Section 9.12	Severability	~~161~~169
Section 9.13	Counterparts; Electronic Execution of Assignments and Certain Other Documents	~~161~~169
Section 9.14	Headings	~~162~~170
Section 9.15	Jurisdiction; Consent to Service of Process	~~162~~170
Section 9.16	Confidentiality	~~162~~170
Section 9.17	Platform; Borrower Materials	~~163~~171

Section 9.18	Release of Liens and Guarantees	~~164~~172
Section 9.19	Judgment Currency	~~166~~174
Section 9.20	USA PATRIOT Act Notice	~~166~~174
Section 9.21	[Reserved]	~~166~~174
Section 9.22	Agency of the Borrower for the Loan Parties	~~166~~174
Section 9.23	No Liability of the Issuing Banks	~~166~~174
Section 9.24	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~167~~175
Section 9.25	Acknowledgment Regarding Any Supported QFCs	~~167~~175

Exhibits and Schedules
Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Solvency Certificate
Exhibit D	Form of Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	[Reserved]
Exhibit G	Form of First Lien/First Lien Intercreditor Agreement
Exhibit H	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit I	Form of Non-Bank Tax Certificate
Exhibit J	Form of Intercompany Subordination Terms
Exhibit K	Dutch Auction Provisions
Exhibit L	Form of Prepayment Notice

Schedule 1.01(A)	Certain Excluded Equity Interests
Schedule 1.01(B)	Closing Date Immaterial Subsidiaries
Schedule 1.01(C)	Existing Roll-Over Letters of Credit
Schedule 1.01(D)	Closing Date Unrestricted Subsidiaries
Schedule 1.01(F)	Specified L/C Sublimit
Schedule 1.01(G)	Certificates and Instruments
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.05	Financial Statements
Schedule 3.07(c)	Notices of Condemnation
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.13	Taxes
Schedule 3.21	Insurance
Schedule 3.23	Intellectual Property
Schedule 5.12	Post-Closing Items
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

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CREDIT AGREEMENT, dated as of March 19, 2021 (this “Agreement”), among OPEN LENDING CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto from time to time, the LENDERS party hereto from time to time, and WELLS FARGO BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders and Collateral Agent for the Secured Parties.

WHEREAS, the Borrower has requested the Lenders and the Issuing Banks to extend credit as set forth herein;

NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) the Adjusted ~~LIBO Rate~~Term SOFR for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%~~; provided that for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) as an authorized vendor for the purpose of displaying such rates)~~. Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR, as the case may be.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or any ABR Revolving Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Adjusted ~~LIBO~~Eurocurrency Rate” shall mean for any Interest Period: (A) ~~as to any Eurocurrency Loan denominated in Dollars, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “US LIBO Rate”) for deposits (for delivery on the first day of such Interest Period)~~

~~with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the US LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided~~ t~~hat if US LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the US LIBO Rate shall be equal to the Interpolated Rate; provided, further~~, ~~that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below 0.00%, the US LIBO Rate will be deemed to be 0.00%~~[Reserved], (B) as to any ~~Eurocurrency~~ Loan denominated in Euros, (i) the rate per annum determined by the Administrative Agent to be the ~~offered rate which appears on the page of the Reuters Screen which displays the European interbank offered rate~~Euro Interbank Offered Rate as administered by the ~~Banking Federation of the~~ European ~~Union (such page currently being the EURIBOR01)~~Money Markets Institute (the “EURIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (Brussels, Belgium time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) ~~does not appear on such page or service or if such page or service~~ shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the EURIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if EURIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the EURIBO Rate shall be equal to the Interpolated Rate; provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below ~~0.00%~~the Floor, the EURIBO Rate will be deemed to be ~~0.00%~~the Floor; and (C) as to any ~~Eurocurrency~~ Loan denominated in an Alternate Currency other than Euros, ~~(i) the rate per annum determined~~if applicable and approved by the Administrative Agent ~~to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited~~and the Lenders pursuant to Section 1.5, the rate designated with respect to such Currency at the time such Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.5 (the “Alternate Currency ~~LIBO~~ Rate”) ~~for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in such Alternate Currency, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Alternate Currency LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in such Alternate Currency, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided~~ t~~hat if Alternate Currency LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the Alternate Currency LIBO Rate shall be equal to the Interpolated Rate; provided, further,~~; provided that if that if any such rate determined pursuant to ~~the preceding clauses (i) or (ii~~this clause (c) is below ~~0.00%~~the Floor, the Alternate Currency ~~LIBO~~ Rate will be deemed to be ~~0.00%~~the Floor.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10% per annum; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjustment Date” shall have the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.

“All-in Yield” shall mean, with respect to any indebtedness, the yield thereof incurred or payable by the Borrower ratably to all lenders of such Indebtedness; provided, that (a) original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness), (b) All-in Yield shall not include arrangement fees, structuring fees, underwriting fees, placement fees, success fees, advisory fees, ticking and unused line fees, consent or amendment fees and any similar fees (regardless of whether shared or paid, in whole or in part, with or to any or all lenders) and any other fees, in each case, not incurred or payable directly by the Borrower ratably to all lenders of such Indebtedness in the primary syndication thereof and (c) for purposes of determining All-in Yield, any difference between ~~the LIBO Rate or other index~~any interest rate floor applicable to such Indebtedness, on the one hand, and ~~the LIBO Rate or other index~~any interest rate floor applicable to the Term Loans, on the other hand, or addition of an ~~index~~interest rate floor shall be included in calculating the All-in Yield of such Indebtedness solely to the extent that an increase to such floor or an addition of such floor applicable to the Term Loans would result in an increase to All-in Yield thereof.

“Alternate Currency” shall mean (i) with respect to any Letter of Credit, Canadian dollars, euros and any other currency other than Dollars as may be acceptable to the Administrative Agent and the Issuing Bank with respect thereto in their sole discretion and (ii) with respect to any Loan, any currency other than Dollars that is approved in accordance with Section 1.05.

“Alternate Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.

“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.

“Alternate Currency Loan” shall mean any Loan denominated in an Alternate Currency.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.26(a).

“Applicable Commitment Fee” shall mean for any day (i) with respect to any Revolving Facility Commitments relating to Initial Revolving Loans, ~~0.225~~0.150% per annum; provided, however, that on and after the first Adjustment Date occurring after delivery of the financial statements and certificates required by Section 5.04 ~~upon the completion of one full fiscal quarter of the Borrower after the Closing~~following the First Amendment Effective Date, the “Applicable Commitment Fee” will be determined pursuant to the Pricing Grid; or (ii) with respect to any other Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Incremental Assumption Agreement.

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Margin” shall mean for any day (i) with respect to any Term A Loan, ~~2.00~~1.625% per annum in the case of any Eurocurrency Rate Loan or SOFR Loan and ~~1.00~~0.625 % per annum in the case of any ABR Loan; (ii) with respect to any Initial Revolving Loan, ~~2.00~~1.625 % per annum in the case of any Eurocurrency Rate Loan or SOFR Loan and ~~1.00~~0.625 % per annum in the case of any ABR Loan; provided, however, that on and after the first Adjustment Date occurring after delivery of the financial statements and certificates required by Section 5.04 following the First Amendment Effective Date, the “Applicable Margin” with respect to a Term A Loan and an Initial Revolving Loan will be determined pursuant to the Pricing Grid; and (iii) with respect to any Other Term Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Asset Sale” shall mean any Disposition (including any sale and leaseback of assets and any lease of Real Property) to any person of, any asset or assets of the Borrower or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form (including electronic documentation generated by use of an electronic platform) as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Tenor” shall mean, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (~~x~~a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (~~y~~b) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable,~~ (or component thereof) that is or may be used for determining ~~the length of an Interest Period~~any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(c).

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the Dollar Equivalent of the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” shall mean, initially, with respect to (i) ~~any~~ Obligations, interest, fees, commissions or other amounts denominated in ~~Dollars~~, or calculated with respect ~~thereto, USD LIBOR~~to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b) or (ii) any Obligations, interest, fees, commissions or other amounts denominated in any Alternate Currency or calculated with respect thereto, the applicable ~~LIBO~~Eurocurrency Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~any such benchmark rate~~the applicable Eurocurrency Rate, or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts ~~denominated in such currency means the~~, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).

~~“Benchmark Replacement” shall mean, for any Available Tenor,~~

~~(a) with respect to any Benchmark Transition Event or Early Opt-in Election with respect to a then-current Benchmark, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in any currency other than Dollars or calculated with respect thereto, the alternative set forth in clause (3) below:~~

~~(1) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;~~

~~(2) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;~~

~~(3)~~ “Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (~~A~~a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark ~~for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the ~~currency~~ applicable ~~to such Benchmark~~Currency at such time and (~~B~~b) the related Benchmark Replacement Adjustment; ~~or~~provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

~~(b) with respect to any Term SOFR Transition Event and a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in Dollars or calculated with respect thereto, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;~~

~~provided that, (i) in the case of clause (a)(1), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~

~~“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1) for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a)~~

~~the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;~~

~~(b)~~

~~the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;~~

~~(2) for purposes of clause (a)(3) of the definition of~~ “Benchmark Replacement~~,”~~ Adjustment” shall mean, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the ~~currency~~ applicable ~~to such Benchmark; and~~Currency.

~~(3) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;~~

~~provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if such then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 2.14(b) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.~~

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date” shall mean, ~~with respect to any then-current Benchmark,~~ the earliest to occur of the following events with respect to ~~such~~the then-current Benchmark for any Currency:

(~~1~~a) in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii ) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(~~2~~b) in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3)~~

~~in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 5.8(c)(i)(B); or~~

~~(4)~~

~~in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or (~~2~~b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to ~~any~~the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(~~1~~a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(~~2~~b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(~~3~~c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (~~1~~a) or (~~2~~b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(a).

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Eurocurrency ~~Loans~~Rate Loan or SOFR Loan, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of Eurocurrency Rate Loans or SOFR Loans, $1,000,000 and (b) in the case of ABR Loans, $1,000,000.

“Borrowing Multiple” shall mean (a) in the case of Eurocurrency Rate Loans or SOFR Loans, $500,000 and (b) in the case of ABR Loans, $250,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D or another form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed~~; provided~~, ~~that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market~~.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its subsidiaries.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” shall mean any agreement to provide to the Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Closing Date in the case of any Cash Management Agreement existing on the Closing Date), is an Agent, a Lead Arranger, a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Cash Management Agreement.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

A “Change in Control” shall be deemed to occur if any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than 42.5% of the ordinary voting power for the election of directors of the Borrower.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law” but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under United States of America cash flow term loan credit facilities.

“Charges” shall have the meaning assigned to such term in clause (a)(v) of the definition of EBITDA

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term A Loans, Other Term Loans, Initial Revolving Loans or Extended Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term A Loans, Other Term Loans, Initial Revolving Loans or Extended Revolving Loans. Other Term Loans or Extended Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term A Loans or the Initial Revolving Loans, respectively, or from other Other Term Loans or other Extended Revolving Loans, as applicable, shall each be construed to be in separate and distinct Classes.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Closing Date” shall mean March 19, 2021.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” (or equivalent term) as defined in any Security Document and shall also include all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Document.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties, together with its successors and permitted assigns in such capacity.

“Collateral Agreement” shall mean the Collateral Agreement, dated as of the Closing Date, as may be amended, restated, supplemented or otherwise modified from time to time, among the Borrower, each Subsidiary Loan Party and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to Sections 5.10(d), (e) and (g) and Schedule 5.12):

(a) on the Closing Date, the Collateral Agent shall have received (i) from the Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement and (ii) from each Subsidiary Loan Party, a counterpart of the Subsidiary Guarantee Agreement, in each case duly executed and delivered on behalf of such person;

(b) on the Closing Date, (i)(x) all outstanding Equity Interests directly owned by the Loan Parties, other than Excluded Securities, and (y) all Indebtedness owing to any Loan Party, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement, and (ii) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer (if any) with respect thereto endorsed in blank (other than share certificates issued by Foreign Subsidiaries, which shall not be required to be delivered); provided that with respect to the certificates and instruments set forth on Schedule 1.01(G), delivery of such certificates and instruments will only be required to occur on or promptly after a date on which an employee or agent of the applicable Loan Party is able to access such certificate or instruments in compliance with all COVID-19 lockdown measures;

(c) in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received (i) a supplement to the Collateral Agreement and the Subsidiary Guarantee Agreement and (ii) supplements to the other Security Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Subsidiary Loan Party;

(d) after the Closing Date, (x) all outstanding Equity Interests of any person that becomes a Subsidiary Loan Party after the Closing Date and (y) subject to Section 5.10(g), all Equity Interests directly acquired by the Borrower or a Subsidiary Loan Party after the Closing Date, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement, together with stock powers or other instruments of transfer (if any) with respect thereto endorsed in blank;

(e) except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Administrative Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(f) [reserved].

(g) [reserved];

(h) the Collateral Agent shall have received evidence of the insurance required by the terms of Section 5.02 hereof; and

(i) after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or the Collateral Agreement, and (ii) upon reasonable request by the Administrative Agent, evidence of compliance with any other requirements of Section 5.10.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean, with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Facility Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” shall have the meaning assigned to such term in Section 9.13.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of “Conduit Lender” and provided that the designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.

“Conforming Changes” shall mean with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “U.S. Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with the Borrower) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness consisting of Indebtedness for borrowed money, Capitalized Lease Obligations, and third party debt obligations evidenced by promissory notes or similar instruments of the Borrower and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP, in each case, excluding (a) obligations under Hedging Agreements and (b) obligations under letters of credit or bank guarantees other than letters of credit and bank guarantees that have not been satisfied within one (1) Business Day following the due date for payment thereof.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis, without duplication; provided, that, in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded:

(a) (i) Charges constituting extraordinary, non-recurring or unusual items or related to any one-time event and (ii) gains related to extraordinary, non-recurring or unusual items or related to any one-time event;

(b) any net income (loss) of any Person if such Person is not a Loan Party or a Subsidiary (including any net income (loss) from investments recorded in such Person under the equity method of accounting), except that the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Person during such period to a Loan Party or a Subsidiary as a dividend or other distribution or return on investment;

(c) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (b);

(d) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes;

(e) the cumulative effect of a change in law, regulation or accounting principles;

(f) any recapitalization accounting or acquisition method accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(g) any impairment charge, write-down or write-off, including impairment Charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) and the amortization of intangibles arising pursuant to GAAP or as a result of a change in law or regulation;

(h) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item;

(i) effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates);

(j) any net after-tax income or loss from Disposed of, abandoned, closed or discontinued operations or fixed assets,

(k) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower),

(l) any (a) non-cash compensation charge or (b) costs or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights, and

(m) Capitalized Software Expenditures and software development costs.

In addition, to the extent not already excluded (or included, as applicable) from the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall be increased by (a) any Charges that are covered by indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount is likely to be indemnified or reimbursed within 270 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within 270 days), and (b) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will likely be reimbursed by the insurer within 270 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 270 days), Charges with respect to liability or casualty events or business interruption and/or, with respect to business interruption insurance, an amount representing the earnings for the applicable period that such proceeds are intended to replace.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.02(e), 5.04(a) or 5.04(b), as applicable, calculated on a Pro Forma Basis after giving effect to any acquisition or Disposition of a person or assets that may have occurred on or after the last day of such fiscal quarter.

“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Covered Party” shall have the meaning assigned to such term in Section 9.25(a).

“Convertible Securities” shall mean debt securities, the terms of which provide for conversion into Equity Interests (other than Disqualified Stock), cash or a combination thereof; provided, that such debt securities (a) have no amortization prior to, and a final maturity date not earlier than, six months after the latest Term Facility Maturity Date (it being understood that none of: (i) the conversion features under debt securities; (ii) the triggering and/or settlement thereof or in respect of the repurchase of such debt securities at the option of the holder, or (iii) any cash payment made in respect thereof, shall constitute “amortization” for purposes of this clause (a)), (b) is incurred pursuant to documentation that is substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as determined by the Borrower in its reasonable judgment and (c) is not secured by any assets of any Loan Party or any Subsidiary.

“Credit Event” shall have the meaning assigned to such term in Article IV.

~~“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Deemed Date” shall have the meaning assigned to such term in Section 6.01.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, Administrative Agent or any Issuing Bank in writing that it does not intend or expect to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth such valuation, less the amount of cash equivalents received in connection with a subsequent disposition of, or other receipt of cash equivalents in respect of, such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Lender” shall mean (i) the persons identified as “Disqualified Lenders” in writing to the Lead Arranger by the Borrower (which may be distributed to any Lender upon request) on or prior to the Closing Date, and (ii) the persons as may be identified in writing to the Administrative Agent by the Borrower from time to time thereafter (in the case of this clause (ii)) in respect of bona fide business competitors of the Borrower or its Subsidiaries (in the good faith determination of the Borrower), by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to the Administrative Agent that are to be no longer considered “Disqualified Lenders”); provided, that (a) such updates shall be effective three (3) Business Days after such update is delivered to the Administrative Agent and (b) no such updates pursuant to this clause (ii) shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of the issuance of fractional shares), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other applicable date of determination) for the purchase of Dollars with such currency.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Dutch Auction” has the meaning assigned thereto in Section 8.04(i).

~~“Early Opt-in Election” shall mean:~~

~~(a) with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in Dollars or calculated with respect thereto, if such Benchmark is USD LIBOR, the occurrence of:~~

~~(1)~~

~~a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)~~

~~the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders; and~~

~~(b) with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in any currency other than Dollars or calculated with respect thereto, the occurrence of:~~

~~(1)~~

~~a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least ten currently outstanding syndicated credit facilities for US Borrowers denominated in such currency at such time contain (as a result of amendment or as originally executed) a new benchmark interest to replace such Benchmark, and~~

~~(2)~~

~~the joint election by the Administrative Agent and the Borrower to trigger a fallback from such Benchmark and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EBITDA” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and, except in the case of subclause (vi), to the extent the respective amounts described in subclauses (i) through (xviii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i) provision for Taxes based on income, profits or capital of the Borrower and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and the amount of any distributions pursuant to Section 6.06(b)(iii) or Section 6.06(b)(v),

(ii) Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Borrower and the Subsidiaries for such period, together with items excluded from the definition of “Interest Expense” pursuant to clause (a) thereof,

(iii) depreciation and amortization expenses of the Borrower and the Subsidiaries for such period including the amortization of intangible assets, deferred financing fees, original issue discount and Capitalized Software Expenditures, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv) expenses, charges, costs, accruals, reserves, and losses (“Charges”) related to restructurings, integration, operating improvements, transactions and cost savings or other business optimization initiatives, actions, or events (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, facility, branch, office or business unit closures, facility, branch, office or business unit consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges), costs related to strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), costs related to entry into new markets (including unused warehouse space costs), strategic initiatives and contracts, consulting fees, signing costs, retention or completion bonuses, expansion and relocation expenses, severance payments, and modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs and consulting fees incurred in connection with any of the foregoing; provided that the aggregate adjustments made pursuant to this subclause (iv), together with the aggregate adjustments made pursuant to subclause (vi) below, shall not exceed 30% of EBITDA for the applicable Test Period or Reference Period (calculated after giving effect to all addbacks and adjustments),

(v) any other non-cash Charges; provided, that for purposes of this subclause (v) of this clause (a), any non-cash Charges or losses shall be treated as cash Charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),

(vi) expected pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, investments, dispositions, restructurings, discontinuance of activities or operations and other specified transactions, restructurings, integration, operating improvements, cost savings initiatives or business optimization initiatives and other initiatives, actions or events (collectively, “Cost Savings”) that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions either taken or expected to be taken within fifteen (15) months of the determination to take such action; provided that the aggregate adjustments made pursuant to this subclause (vi), together with the aggregate adjustments made pursuant to subclause (iv) above, shall not exceed 30% of EBITDA for the applicable Test Period or Reference Period (calculated after giving effect to all addbacks and adjustments),

(vii) any expenses or charges (other than depreciation or amortization expense as described in the preceding subclause (iii)) related to any issuance of Equity Interests, Investment, acquisition, Disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to this Agreement and (y) any amendment or other modification of the Obligations or other Indebtedness,

(viii) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary Loan Party (other than contributions received from the Borrower or another Subsidiary Loan Party) or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock),

(ix) costs associated with Public Company Compliance,

(x) the amount of Board of Director fees, monitoring, advisory, consulting, refinancing, and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to any member of the Board of Directors of Borrower to the extent permitted hereunder,

(xi) cash actually received (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (b) below for any previous period and not added back,

(xii) any realized or unrealized Charges in respect of any obligations under any Secured Hedge Agreements or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Secured Hedge Agreements,

(xiii) earnout and contingent consideration obligations (including those accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments,

(xiv) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature,

(xv) the amount of Charges relating to payments made to option holders of the Borrower or any parent entity in connection with, or as a result of, any distribution being made to equityholders of such Person or its parent entities, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, to the extent permitted under this Agreement,

(xvi) with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (b) of the definition of “Consolidated Net Income,” an amount equal to the proportion of those items described in subclauses (i) and (ii) above relating to such joint venture corresponding to the Borrower’s and the Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary),

(xvii) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Hedging Agreements or other derivative instruments shall be excluded, and

(xviii) adjustments and add backs reflected in any quality of earnings report made available to the Administrative Agent and prepared by a nationally recognized accounting firm (or other accounting firm reasonably acceptable to the Administrative Agent) in connection with any Permitted Acquisition or permitted Investment; provided that such adjustments made pursuant to this subclause (xviii) shall be acceptable to the Administrative Agent to the extent in excess of $25,000,000 in the aggregate for the applicable Test Period or Reference Period;

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

Notwithstanding the foregoing, EBITDA shall be deemed to be $9,553,000 for the fiscal quarter ended March 31, 2020, $15,414,000 for the fiscal quarter ended June 30, 2020, $19,757,000 for the fiscal quarter ended September 30, 2020 and $24,801,000 for the fiscal quarter ended December 31, 2020 (which amounts, for the avoidance of doubt, shall be subject to, without duplication, addbacks and adjustments pursuant to clause (a) of this definition for events and transactions following the Closing Date and shall give effect to calculations on a Pro Forma Basis).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning assigned to such term in Section 9.13.

“Electronic Record” shall have the meaning assigned to such term in Section 9.13.

“Electronic Signature” shall have the meaning assigned to such term in Section 9.13.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Engagement Letter” shall mean that certain Engagement Letter dated as of February 27, 2021 by and among the Borrower and Wells Fargo Securities, LLC.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to exposure to Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest; provided that Equity Interests shall exclude Convertible Securities (irrespective of whether settled in Equity Interests or cash) and Permitted Call Spread Agreements.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan;

(e) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Rate Loans.

~~“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.~~

~~“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.~~

“Eurocurrency ~~Revolving~~Rate Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to ~~the~~ Adjusted ~~LIBO~~Eurocurrency Rate in accordance with the provisions of Article II.

“Eurocurrency ~~Term Loan~~Rate” shall mean ~~any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II~~the EURIBO Rate or the Alternate Currency Rate, as the context may require.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” shall mean the cash and the fair market value of assets other than cash (as determined by the Borrower in good faith) received by the Borrower after the Closing Date from: (a) contributions to its common Equity Interests, and (b) the sale or issuance (other than to a Subsidiary of the Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests of the Borrower, in each case, excluding any Permitted Cure Securities.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Information” shall mean any non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Lender’s decision to assign Term Loans or a purchasing Lender’s decision to purchase Term Loans.

“Excluded Property” shall have the meaning assigned to such term in Section 5.10(g).

“Excluded Securities” shall mean any of the following:

(a) any Equity Interests or Indebtedness with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are likely to be excessive in relation to the value to be afforded thereby;

(b) in the case of any pledge of voting Equity Interests of any Foreign Subsidiary (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the Obligations, any voting Equity Interest of such Foreign Subsidiary in excess of 65% of the outstanding Equity Interests of such class;

(c) in the case of any pledge of voting Equity Interests of any FSHCO (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the Obligations, any voting Equity Interest of such FSHCO in excess of 65% of the outstanding Equity Interests of such class;

(d) any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law after giving effect to the anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction;

(e) any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09(c) binding on such Equity Interests to the extent in existence on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(i)) (other than, in this subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and shall only apply for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirement of Law);

(f) any Equity Interests of any Immaterial Subsidiary, any Unrestricted Subsidiary or any not-for-profit entity;

(g) any Equity Interests of any Subsidiary of, or other Equity Interests owned by, a Foreign Subsidiary;

(h) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary as determined in good faith by the Borrower in consultation with the Administrative Agent;

(i) any Equity Interests or Indebtedness that are set forth on Schedule 1.01(A) to this Agreement; and

(k) any Margin Stock.

“Excluded Subsidiary” shall mean any of the following (except as otherwise provided in clause (b) of the definition of “Subsidiary Loan Party”):

(a) each Immaterial Subsidiary,

(b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary),

(c) each Domestic Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received),

(d) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from Guaranteeing or granting Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.09(c) (and for so long as such restriction or any replacement or renewal thereof is in effect),

(e) [reserved],

(f) any Foreign Subsidiary,

(g) any Domestic Subsidiary (i) that is an FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary that is a CFC,

(h) any other Domestic Subsidiary with respect to which, (x) the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby, (y) in the case of any person that becomes a Domestic Subsidiary after the Closing Date, providing such a Guarantee or granting such Liens could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Borrower in consultation with the Administrative Agent or (z) in the case of any Domestic Subsidiary acquired pursuant to a Permitted Acquisition or similar Investment financed with Indebtedness permitted to be incurred hereunder as assumed Indebtedness (and such assumed Indebtedness is not incurred in contemplation of such Permitted Acquisition or Investment) and any Domestic Subsidiary thereof that guarantees such Indebtedness, in each case to the extent, and for so long as, such Indebtedness prohibits such Subsidiary from becoming a Guarantor,

(i) each Unrestricted Subsidiary, and

(j) with respect to any Swap Obligation, any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax that is attributable to such recipient’s failure to comply with Section 2.17(d), (e) or (h) or (iv) any Tax imposed under FATCA.

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Existing Credit Agreement” shall mean that certain Credit Agreement dated as of March 11, 2020, among the Borrower, the lenders party thereto from time to time, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the other parties party thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Existing Roll-Over Letters of Credit” shall mean those letters of credit or bank guarantees issued and outstanding as of the Closing Date and set forth on Schedule 1.01(C), which shall each be deemed to constitute a Letter of Credit issued hereunder on the Closing Date.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that, as of the ~~Closing~~First Amendment Effective Date there are two Facilities (i.e., the Term A Facility established on the First Amendment Effective Date and the Revolving Facility Commitments established on the Closing Date and amended on the First Amendment Effective Date and the extensions of credit thereunder) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury Regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements (or related rules, legislation or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than 0.00% per annum, the Federal Funds Effective Rate for such day will be deemed to be 0.00% per annum.

~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

“Financial Covenants” shall mean the covenants of the Borrower set forth in Section 6.11.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer, Controller or an equivalent financial officer of such person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

“First Amendment Effective Date” shall mean September 9, 2022.

“First Lien/First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit G hereto, or such other customary form reasonably acceptable to the Administrative Agent and the Borrower, in each case, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“First Lien/Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H hereto, or such other customary form reasonably acceptable to the Administrative Agent and the Borrower, in each case, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” shall mean, with respect to any period, in each case, for the Borrower and its Subsidiaries on a consolidated basis, the ratio (without duplication) of (A) (i) EBITDA for such period, less (ii) Unfinanced Capital Expenditures paid in cash during such period, less (iii) income taxes paid in cash (net of any tax refunds) and the amount of any distributions pursuant to Section 6.06(B)(v) during such period, to (B) (i) regularly scheduled principal amortization payments in respect of funded long-term Consolidated Debt paid in cash during such period, plus (ii) Interest Expense in respect of funded long-term Consolidated Debt paid in cash in respect of such period (but in any event excluding (x) fees, discounts and expenses associated with the transactions and any agency, consent or amendment fees, (y) costs associated with obtaining, or breakage costs in respect of, swap agreements, and (z) amortization of deferred financing costs). ~~Notwithstanding the foregoing, for purposes of calculating the Fixed Charge Coverage Ratio for the fiscal quarters ending June 30, 2021, September 30, 2021 and December 31, 2021, the components of the Fixed Charge Coverage Ratio attributable to (1) Interest Expense and (2) regularly scheduled principal amortization payments in respect of funded long-term Consolidated Debt ((1) and (2) collectively, the “Annualized Fixed Charges”) shall be annualized during such fiscal quarters such that (I) for the calculation of the Fixed Charge Coverage Ratio as of June 30, 2021, Annualized Fixed Charges for the fiscal quarter then ending will be multiplied by four (4), (II) for the calculation of the Fixed Charge Coverage Ratio as of September 30, 2021, Annualized Fixed Charges for the two fiscal quarter period then ending will be multiplied by two (2) and (III) for the calculation of the Fixed Charge Coverage Ratio as of December 31, 2021, Annualized Fixed Charges for the three fiscal quarter period then ending will be multiplied by one and one third (1 1/3).~~

“Floor” ~~means, with respect to any Benchmark, the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to such Benchmark.~~shall mean a rate of interest equal to 0%.

“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” shall mean any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02; provided, that any reference to the application of GAAP in Sections 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall, at the election of the Borrower, mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien (other than any Lien under Section 6.02(y)) on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the ~~Closing~~First Amendment Effective Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” shall mean the Loan Parties other than the Borrower; provided, however, the Borrower shall be deemed to be a Guarantor for purposes of any obligations in respect of any Secured Cash Management Agreement or Secured Hedge Agreement.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedge Bank” shall mean any person that is (or an Affiliate thereof is) an Agent, a Lead Arranger or a Lender on the Closing Date (or any person that becomes an Agent, Lead Arranger or Lender or Affiliate thereof after the Closing Date) and that enters into a Hedging Agreement, in each case, in its capacity as a party to such Hedging Agreement. For the avoidance of doubt, any Hedge Bank shall continue to be a Hedge Bank with respect to the applicable Hedging Agreement even if it ceases to be an Agent, a Lead Arranger, Lender or Affiliate thereof after the Closing Date.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of the Subsidiaries and no Permitted Call Spread Agreement shall be a Hedging Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.02(e), 5.04(a) or 5.04(b), have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10% of Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date; provided, that the Borrower may elect in its sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof. For the avoidance of doubt, as of the Closing Date, the Subsidiaries of the Borrower identified on Schedule 1.01(B) constitute Immaterial Subsidiaries pursuant to the foregoing sentence.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing fees, the payment of interest or dividends in the form of additional Indebtedness or in the form of Equity Interests, as applicable, the accretion of original issue discount, deferred financing fees or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Amount” shall mean, at the time of the establishment of the commitments in respect of the Indebtedness to be incurred utilizing this definition (or, at the option of the Borrower, at the time of incurrence of such Indebtedness), the sum of:

(i) the greater of (a) $60,000,000 and (b) 1.0 times EBITDA as of the most recently ended Test Period less the total aggregate initial principal amount (as of the date of incurrence thereof) of all Incremental Loans previously incurred pursuant to this clause (i); plus

(ii) the sum of (i) the aggregate principal amount of all Term Loans voluntarily prepaid pursuant to Section 2.11(a), (ii) the aggregate principal amount of all Incremental Term Loans (to the extent such Incremental Loan is secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations) voluntarily prepaid, (iii) the aggregate amount of all Incremental Revolving Facility Commitment terminated in connection with the Borrower’s exercise of its rights pursuant to Section 2.19(c), and (iv) all permanent reductions of Revolving Facility Commitments pursuant to Section 2.08(a), in the case of each of clauses (i) through (iv), made on or prior to such date and to the extent not funded with the proceeds of long-term Indebtedness (other than revolving loans); plus

(iii) in each case without duplication of the replaced or refinanced Loan or terminated Revolving Facility Commitment (A) in the case of an Incremental Facility that serves to effectively extend the maturity of any Term Loans, the Revolving Facility Loans and/or any other Incremental Facility, an amount equal to the portion of such Term Loans, Revolving Facility Loans and/or other Incremental Facility to be concurrently replaced with such Incremental Facility and (B) in the case of any Incremental Facility that effectively replaces any Revolving Facility Commitment terminated pursuant to Section 2.19(c), and amount equal to the portion of the relevant Revolving Facility Commitments being concurrently terminated; plus

(iv) any amounts so long as immediately after giving effect to the incurrence thereof utilizing this clause (iv) (and assuming any Incremental Revolving Facility Commitments being established at such time utilizing this clause (iv) are fully drawn unless such commitments have been drawn or have otherwise been terminated) and the use of proceeds of the loans thereunder, the Net Total Leverage Ratio on a Pro Forma Basis is not greater than 3.00:1.00~~)~~; provided that, for purposes of this clause (iv), net cash proceeds funded by financing sources upon the incurrence of Incremental Loans incurred at such time of calculation shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Net Total Leverage Ratio at such time;

provided that, for the avoidance of doubt, (A) amounts may be established or incurred utilizing clause (iv) above prior to utilizing clause (i), (ii) or (iii) above and (B) any calculation of the Net Total Leverage Ratio on a Pro Forma Basis pursuant to clause (iv) above may be determined, at the option of the Borrower, without giving effect to any simultaneous establishment or incurrence of any amounts utilizing clause (i), (ii) or (iii) above.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders or Incremental Revolving Facility Lenders.

“Incremental Commitment” shall mean an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment.

“Incremental Facilities” shall mean, collectively, the Incremental Revolving Facility and the Incremental Term Facility.

“Incremental Loan” shall mean an Incremental Term Loan or Incremental Revolving Loan, as applicable.

“Incremental Revolving Borrowing” shall mean a Borrowing comprised of Incremental Revolving Loans.

“Incremental Revolving Facility” shall mean any Class of Incremental Revolving Facility Commitments and the Incremental Revolving Loans made thereunder.

“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Loans to the Borrower.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” shall mean (i) Revolving Facility Loans made by one or more Revolving Facility Lenders to the Borrower pursuant to an Incremental Revolving Facility Commitment to make additional Initial Revolving Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Extended Revolving Loans or Replacement Revolving Loans, or (iii) any of the foregoing.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Installment Date” shall have, with respect to any Class of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(ii).

“Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c) consisting of additional Term A Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans (including in the form of Extended Term Loans or Refinancing Term Loans, as applicable), or (iii) any of the foregoing.

“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clauses (i) and (j)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course of business or consistent with past practice), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) in respect of any monetary obligations relating to Sale and Lease-back Transactions, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease Obligation, (j) all Guarantees by such person of Indebtedness described in clauses (a) through (h) above and (k) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business or consistent with past practice, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business or consistent with past practice in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) [reserved], (E) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (F) obligations in respect of Third Party Funds or (G) in the case of the Borrower and its Subsidiaries, (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Subsidiaries. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof. For the avoidance of doubt, payment obligations under the Tax Receivable Agreement shall not constitute Indebtedness.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental Revolving Facility Commitment on the same terms as the Revolving Facility Loans referred to in clause (i) of this definition.

“Intellectual Property” shall have the meaning assigned to such term in the Collateral Agreement.

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 8.11.

“Interest Charges” shall have the meaning assigned to such term in Section 9.09

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form approved by the Administrative Agent.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, amortization of non-cash interest resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance) to any convertible debt of the Borrower, and non-cash interest expense attributable to movement in mark to market of obligations in respect of Hedging Agreements or other derivatives (in each case permitted hereunder) under GAAP and (b) capitalized interest of such person, minus interest income for such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Subsidiaries with respect to Hedging Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Rate Loan or SOFR Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a ~~Eurocurrency~~ Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter.

“Interest Period” shall mean, as to any Eurocurrency Borrowing or SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, ~~2 (if available),~~ 3 or 6 months thereafter (or ~~12 months or~~ a period shorter than 1 month, if at the time of the relevant Borrowing, all relevant Lenders make interest periods of such length available), as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) no tenor that has been removed from this definition pursuant to Section 2.14(b) shall be an available Interest Period. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interpolated Rate” shall mean, in relation to the ~~LIBO~~Eurocurrency Rate, the rate which results from interpolating on a linear basis between (a) the applicable ~~LIBO~~Eurocurrency Rate for the longest period (for which that ~~LIBO~~Eurocurrency Rate is available) ~~which~~that is ~~less~~shorter than the Interest Period of that Loan; and (b) the applicable ~~LIBO~~Eurocurrency Rate for the shortest period (for which that ~~LIBO~~Eurocurrency Rate is available) ~~which~~that exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the U.S. Internal Revenue Service.

~~“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Issuing Bank” shall mean (i) each Revolving Facility Lender which agrees (in its sole discretion) to act in such capacity, (ii) for purposes of the Existing Roll-Over Letters of Credit, the Issuing Bank set forth on Schedule 1.01(C) and (iii) each other Issuing Bank designated pursuant to Section 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any domestic or foreign branch or Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Joint Bookrunners” shall mean Wells Fargo Securities, LLC, B of A Securities, Inc., Regions Capital Markets, a division of Regions Bank and JPMorgan Chase Bank, N.A.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.

“Junior Financing” shall mean any Indebtedness (other than intercompany Indebtedness) that is contractually subordinated in right of payment or security to the Loan Obligations.

“Junior Liens” shall mean Liens on the Collateral that are junior to the Liens thereon securing the Loans (and other Loan Obligations that are secured by Liens on the Collateral that rank pari passu with the Liens thereon securing the Loans) pursuant to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b).

“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“LCT Election” shall have the meaning provided in Section 1.09.

“LCT Test Date” shall have the meaning provided in Section 1.09.

“Lead Arranger” shall mean Wells Fargo Securities, LLC.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean any letter of credit or bank guarantee issued pursuant to Section 2.05, including any Alternate Currency Letter of Credit. Each Existing Roll-Over Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Closing Date for all purposes of the Loan Documents.

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05.

“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an aggregate amount not to exceed $10,000,000 (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) or such larger amount not to exceed the Revolving Facility Commitment as the Administrative Agent and the applicable Issuing Bank may agree.

~~“LIBO Rate” shall mean the US LIBO Rate, the EURIBO Rate or the Alternate Currency LIBO Rate, as the context may require.~~

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” shall mean (a) any acquisition by the Borrower or one or more of the Subsidiaries of any assets, business or person or an Investment by the Borrower or one or more of the Subsidiaries, in each case, permitted to be made under this Agreement and whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (b) any redemption, satisfaction and discharge or repayment of Junior Financing or preferred stock requiring irrevocable notice in advance of such redemption satisfaction and discharge or repayment.

“Loan Documents” shall mean (i) this Agreement, (ii) the Subsidiary Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) any Intercreditor Agreement, (vi) any Note issued under Section 2.09(e), (vii) the Letters of Credit and (viii) solely for the purposes of Sections 4.02 and 7.01 hereof, the Engagement Letter.

“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.

“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Term Loans and the Revolving Facility Loans.

“Local Time” shall mean New York City time (daylight or standard, as applicable); provided that, with respect to any Alternate Currency Loan, “Local Time” shall mean the local time of the applicable Lending Office.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time (subject to the last paragraph of Section 9.08(b)); provided, however, that if, at such time of determination, there are two (2) or more Lenders under such Facility, then Majority Lenders shall require at least two (2) of such Lenders (with Lenders that are Affiliates or Approved Funds of one another being considered as one (1) Lender for purposes of this proviso).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder~~; provided that, in the case of clause (a) above, until September 30, 2021, the effects of the novel coronavirus COVID-19 pandemic disclosed in writing to the Lenders on or prior to the Closing Date, or any effect reasonably expected to arise therefrom, shall not constitute, result or otherwise have a Material Adverse Effect unless, as a consequence thereof, the Borrower and its Subsidiaries suffer a disproportionate effect as compared to other participants in the industry in which the Borrower operates.~~.

“Material Indebtedness” shall mean Indebtedness for borrowed money (other than intercompany Indebtedness, Loans and Letters of Credit) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding the greater of $~~18,000,000~~50,000,000 and 0.30 times EBITDA as of the most recently ended Test Period.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale under Section 6.05(q) (or Sale and Lease-Back Transactions under Section 6.03(b)(x)) or any casualty insurance (excluding business interruption insurance) settlements and condemnation awards (but only as and when received), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Borrower) as a result thereof (including the amount of any distributions in respect thereof pursuant to Section 6.06(b)(iii) or Section 6.06(b)(v)), (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction) and (iv) payments made on a ratable basis (or less than ratable basis) to holders of non-controlling interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale; provided, that, if the Borrower or any Subsidiary uses such Net Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets used or useful in the business of the Borrower and the Subsidiaries or to make Permitted Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12 month period are contractually committed to be used, then such remaining portion if not so used within six months following the end of such 12 month period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $10,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (y) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Net Proceeds pursuant to the foregoing clause (x) in such fiscal year shall exceed $30,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“Net Secured Leverage Ratio” shall mean, on any date, the ratio of (A) (i) the aggregate principal amount of any Consolidated Debt of the Borrower and its Subsidiaries outstanding that is then secured by Liens on any assets or property of the Borrower or any of its Subsidiaries, less (ii) Unrestricted Cash and unrestricted Permitted Investments of the Borrower and its Subsidiaries in an amount not to exceed the greater of $50,000,000 and 0.50 times EBITDA for such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis; provided, that the Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Net Share Settlement” shall mean any settlement received by any holder of Convertible Securities upon any surrender of its Convertible Securities for conversion consisting of Equity Interests, cash or a combination of cash and Equity Interests.

“Net Total Leverage Financial Covenant” shall have the meaning assigned to such term in Section 6.11(a).

“Net Total Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Debt of the Borrower and its Subsidiaries outstanding less (ii) without duplication, Unrestricted Cash and unrestricted Permitted Investments of the Borrower and its Subsidiaries in an amount not to exceed the greater of $50,000,000 and 0.50 times EBITDA for the Test Period most recently ended, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“New Project” shall mean (x) each plant, facility, branch, office or business unit which is either a new plant, facility, branch, office or business unit, or an expansion, relocation, remodeling, refurbishment or substantial modernization of an existing plant, facility, branch, office or business unit owned by the Borrower or the Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit, product line or service offering to the extent such business unit commences operations or such product line or service is offered or each expansion (in one or a series of related transactions) of business into a new market or through a new distribution method or channel.

“Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.17(e)(i).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations in respect of any Secured Cash Management Agreement and (c) obligations in respect of any Secured Hedge Agreement.

“OFAC” shall have the meaning provided in Section 3.25(b).

“Other First Lien Debt” shall mean obligations secured by Other First Liens.

“Other First Liens” shall mean Liens on the Collateral that are pari passu with the Liens thereon securing the Term A Loans (and other Loan Obligations that are secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Term A Loans) pursuant to a Permitted Pari Passu Intercreditor Agreement.

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents (but excluding any Excluded Taxes).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.21(a) (including in the form of Extended Term Loans or Refinancing Term Loans, as applicable).

“Parent Entity” shall mean any direct or indirect parent of the Borrower.

“Partially Disposed Subsidiary” shall have the meaning assigned to such term in Section 9.18(b).

“Participant” shall have the meaning assigned to such term in Section 9.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d)(ii).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent, as the same may be supplemented from time to time to the extent required by Section 5.04(f).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the Borrower and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or division or line of business of a person, if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom, provided, however, that with respect to a proposed acquisition pursuant to an executed acquisition agreement, at the option of the Borrower, the determination of whether such an Event of Default exists shall be made solely at the time of the execution of the acquisition agreement related to such Permitted Acquisition; (ii) the Borrower shall be in Pro Forma Compliance with the Net Total Leverage Covenant then in effect; (iii) the Borrower shall be in compliance with Section 6.08; (iv) the board of directors or other similar governing body of the person to be acquired shall have approved such acquisition, or such acquisition shall have been approved by a court of competent jurisdiction and (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrower or a Domestic Subsidiary, shall be merged into the Borrower or a Subsidiary Loan Party or become a Subsidiary Loan Party within the time periods required by Section 5.10.

“Permitted Call Spread Agreements” shall mean (a) any contract (including, but not limited to, any convertible bond hedge or capped call transaction) pursuant to which, among other things, the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such option or a combination thereof from time to time upon exercise or early termination of such option and (b) any contract pursuant to which, among other things, the Borrower issues to the counterparty thereto warrants to acquire shares of common stock of the Borrower, the cash value of such shares or a combination thereof upon exercise of such warrants, in each case entered into by the Borrower in connection with the issuance of Convertible Securities (including, without limitation, the exercise of any over-allotment or underwriter’s option); provided that the terms, conditions and covenants of such contract are customary for contracts of such type (as determined by the Borrower in good faith).

“Permitted Cure Security” shall mean Equity Interests of the Borrower or any Parent Entity issued pursuant to the Cure Right.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, F 1 (or higher) according to Fitch, or A 1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P, A by Moody’s or A by Fitch (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated by any two of (1) AAA by S&P, (2) Aaa by Moody’s or (3) AAA by Fitch and (iii) have portfolio assets of at least $5,000,000,000;

(h) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits;

(i) [reserved];

(j) instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(k) Investments that are consistent with the investment policy of the Borrower as in effect on the Closing Date or as it may be amended from time to time by the Board of Directors (or committee thereof) of the Borrower, so long as such amendments are either approved by the Administrative Agent or not materially adverse to the Lenders hereunder.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to the Liens on the Collateral securing the Term A Loans (and other Loan Obligations that are secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Term A Loans), either (as the Borrower shall elect) (x) the First Lien/Second Lien Intercreditor Agreement if such Liens secure “Second Lien Obligations” (as defined therein), (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such junior Liens than the First Lien/Second Lien Intercreditor Agreement (as determined by the Administrative Agent in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens, as determined by the Administrative Agent and the Borrower in the exercise of reasonable judgment.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Pari Passu Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be pari passu with the Liens on the Collateral securing the Term A Loans (and other Loan Obligations that are secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Term A Loans), either (as the Borrower shall elect) (x) the First Lien/First Lien Intercreditor Agreement, (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such pari passu Liens than the First Lien/First Lien Intercreditor Agreement (as determined by the Administrative Agent in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens, as determined by the Administrative Agent and the Borrower in the exercise of reasonable judgment.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness (or unutilized commitments in respect of Indebtedness (only to the extent the committed amount (i) could have been incurred on the date of the initial incurrence and was deemed incurred at such time for purposes of this definition or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such Refinancing)) being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) or, if greater, committed amount (only to the extent the committed amount (i) could have been incurred on the date of the initial incurrence and was deemed incurred at such time for purposes of this definition or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such Refinancing) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) or, if greater, committed amount of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses (including mortgage and similar taxes), plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (i) the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being so Refinanced (except that a Loan Party may be added as an additional obligor) and (e) if the Indebtedness being Refinanced is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Loan Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced) on terms in the aggregate that are substantially similar to, or not materially less favorable to the Secured Parties than, the Indebtedness being Refinanced or on terms otherwise permitted by Section 6.02.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(a).

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Pricing Grid” shall mean, with respect to the Initial Revolving Loans, Term A Loans and Revolving Facility Commitments, as applicable, the table set forth below:

Pricing Grid for Revolving Facility Loans and Term A Loans
Net Secured Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Term SOFR Loans and Eurocurrency Rate Loans
Greater than or equal to 2.50:1.00	~~1.50~~1.375%	~~2.50~~2.375%
Less than 2.50:1.00 but greater than or equal to 2.00:1.00	~~1.25~~1.125%	~~2.25~~2.125%
Less than 2.00:1.00 but greater than or equal to 1.50:1.00	~~1.00~~0.875%	~~2.00~~1.875%
Less than 1.50:1.00	~~0.75~~0.625%	~~1.75~~1.625%

Pricing Grid for Revolving Facility Commitments
Net Secured Leverage Ratio	Applicable Commitment Fee
Greater than or equal to 2.50:1.00	~~0.275~~0.225%
Less than 2.50:1.00 but greater than or equal to 2.00:1.00	~~0.250~~0.200%
Less than 2.00:1.00 but greater than or equal to 1.50:1.00	~~0.225~~0.175%
Less than 1.50:1.00	~~0.200~~0.150%

For the purposes of the Pricing Grid, changes in the Applicable Margin and Applicable Commitment Fee resulting from changes in the Net Secured Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the relevant financial statements are delivered to the Administrative Agent pursuant to Section 5.04 for each fiscal quarter beginning with the first full fiscal quarter of the Borrower ended after the Closing Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to in the preceding sentence are not delivered within the time periods specified in Section 5.04, then, at the option of the Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered.

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) pro forma effect shall be given to any Disposition, any acquisition, Investment, Capital Expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions whether or not otherwise permitted under Section 6.04 or 6.05 or that require a waiver or consent of the Required Lenders, but if so required, solely to the extent such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Borrower or any of its Subsidiaries that the Borrower or any of the Subsidiaries has determined to make and/or made and in the good faith determination of a Responsible Officer of the Borrower are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes, in each case not to finance any acquisition) issued, incurred, assumed, refinanced or repaid during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (iii) (A) for any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) for any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

In the event that EBITDA or any financial ratio is being calculated for purposes of determining whether Indebtedness or any Lien relating thereto may be incurred or whether any Investment may be made, in each case, in connection with a Limited Condition Transaction, the Borrower may elect to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to reflect Cost Savings reasonably expected to result from any relevant pro forma event (including, to the extent applicable, the Transactions); provided, that, no amounts shall be added to EBITDA pursuant to this paragraph: (x) to the extent duplicative of any amounts that are otherwise added back in computing EBITDA for such Test Period, (y) in excess of any limit (if any) applicable to such adjustment in the definition of “EBITDA” (and, for the avoidance of doubt, such amounts shall be included in the calculations of any such limitations applicable to such adjustment in the definition of “EBITDA”) or (z) in the case of any Cost Savings, to the extent any such Cost Savings are not reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions either taken or expected to be taken within fifteen (15) months of the determination to take such action.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered or would have been required to be delivered.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).

“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).

“Projections” shall mean the projections and any forward-looking statements (including statements with respect to booked business) of the Borrower and the Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of the Subsidiaries prior to the Closing Date in connection with the Transactions.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Compliance” shall mean compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.25.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment incidental to the ownership, lease or operation thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

~~“Reference Time” with respect to any setting of any then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.~~

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancings” shall have a meaning correlative thereto.

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(j).

“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by the Borrower or any Subsidiary Loan Party (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that (a) 100% of the Net Proceeds of such Refinancing Notes are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so reduced or the Revolving Facility Commitments so replaced; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the remaining Weighted Average Life to Maturity of the Term Loans so reduced or the Revolving Facility Commitments so replaced, as applicable; (e) in the case of Refinancing Notes in the form of notes issued under an indenture, the terms thereof do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced, as applicable (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (f) the other terms of such Refinancing Notes (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms), taken as a whole, either (A) reflect market terms and conditions (taken as a whole) at the time of incurrence or establishment, as determined by the Borrower in good faith or (B) are substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than the terms, taken as a whole, applicable to the Term A Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date in effect at the time such Refinancing Notes are issued or those that are otherwise reasonably acceptable to the Administrative Agent), as determined by the Borrower in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard); (g) there shall be no obligor in respect of such Refinancing Notes that is not a Loan Party; and (h) Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).

“Refinancing Transactions” shall mean the payment in full, termination and discharge of all Indebtedness and other obligations of the Borrower and its subsidiaries under the Existing Credit Agreement.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Controlled or Controlling Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Controlled or Controlling Affiliates.

“Related Sections” shall have the meaning assigned to such term in Section 6.04.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Governmental Body” shall mean, with respect to any given Benchmark, (a) the central bank for the currency applicable to such Benchmark or any central bank or other supervisor that is responsible for supervising either (i) such Benchmark or (ii) the administrator of such Benchmark or (b) any working group or committee officially endorsed or convened by (i) the central bank for the currency applicable to such Benchmark, (ii) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark or (B) the administrator of such Benchmark, (iii) a group of those central banks or other supervisors or (iv) the Financial Stability Board or any part thereof.

“Replacement Revolving Facilities” shall have the meaning assigned to such term in Section 2.20(l).

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Amount of Loans” shall have the meaning assigned to such term in the definition of the term “Required Lenders.”

“Required Lenders” shall mean, at any time, Lenders having (a) Loans outstanding, (b) Revolving L/C Exposures, and (c) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Loans outstanding, (x) all Revolving L/C Exposures, and (y) the total Available Unused Commitments at such time; provided, however, that if, at such time of determination, there are two (2) or more Lenders, then Required Lenders shall require at least two (2) of such Lenders (with Lenders that are Affiliates or Approved Funds of one another being considered as one (1) Lender for purposes of this proviso); provided, further, that the Loans, Revolving L/C Exposures, and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. For purposes of the foregoing, “Required Amount of Loans” shall mean, at any time, the amount of Loans required to be held by Lenders in order for such Lenders to constitute “Required Lenders” (without giving effect to the foregoing clause (b)).

“Required Prepayment Lenders” shall mean, at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans at such time (subject to the last paragraph of Section 9.08(b)).

“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders having (a) Revolving Facility Loans outstanding, (b) Revolving L/C Exposures, and (c) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Revolving Facility Loans outstanding, (x) all Revolving L/C Exposures, and (y) the total Available Unused Commitments at such time; provided, however, that if, at such time of determination, there are two (2) or more Revolving Lenders, then Required Revolving Facility Lenders shall require at least two (2) of such Revolving Lenders (with Revolving Lenders that are Affiliates or Approved Funds of one another being considered as one (1) Lender for purposes of this proviso); provided, further, that the Revolving Facility Loans, Revolving L/C Exposures, and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrower in good faith).

“Revaluation Date” shall mean (a) with respect to any Alternate Currency Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of an Alternate Currency Letter of Credit, (ii) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Alternate Currency Letter of Credit, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Required Lenders shall require and (b) with respect to any Alternate Currency Loans, each of the following: (i) each date of a Borrowing of Eurocurrency ~~Revolving~~Rate Loans denominated in an Alternate Currency, (ii) each date of a continuation of a Eurocurrency ~~Revolving~~Rate Loan denominated in an Alternate Currency pursuant to Section 2.07, and (iii) such additional dates as the Administrative Agent shall determine or the Majority Lenders under the Revolving Facility shall require.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the ~~Closing~~First Amendment Effective Date is $~~50,000,000~~150,000,000. On the ~~Closing~~First Amendment Effective Date, there is only one Class of Revolving Facility Commitments. After the ~~Closing~~First Amendment Effective Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements.

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof), and (b) the Revolving L/C Exposure applicable to such Class at such time minus, for the purpose of Section 6.11, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Incremental Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the ~~Closing~~First Amendment Effective Date, ~~March 19~~September 9, ~~2026~~2027, and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving Facility Termination Event” shall have the meaning assigned to such term in Section 2.05(k).

“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc. and its successors and assigns.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctions” shall have the meaning assigned to such term in Section 3.25(b).

“Sanctions Laws” shall have the meaning assigned to such term in Section 3.25(c).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, or any Guarantee by any Loan Party of any Cash Management Agreement entered into by and between any Subsidiary and any Cash Management Bank, in each case to the extent that such Cash Management Agreement or such Guarantee, as applicable, is not otherwise designated in writing by the Borrower and such Cash Management Bank to the Administrative Agent to not be included as a Secured Cash Management Agreement.

“Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank, or any Guarantee by any Loan Party of any Hedging Agreement entered into by and between any Subsidiary and any Hedge Bank, in each case to the extent that such Hedging Agreement or such Guarantee, as applicable, is not otherwise designated in writing by the Borrower and such Hedge Bank to the Administrative Agent to not be included as a Secured Hedge Agreement. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each sub-agent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Collateral Agreement, the Notices of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement), and each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

“Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by the Borrower and its Subsidiaries on the ~~Closing~~First Amendment Effective Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and its Subsidiaries.

“SOFR” shall mean~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” shall mean any SOFR Term Loan or SOFR Revolving Loan.

“SOFR Revolving Facility Borrowing” shall mean a Borrowing comprised of SOFR Revolving Loans.

“SOFR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to Adjusted Term SOFR in accordance with the provisions of Article II.

“SOFR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to Adjusted Term SOFR in accordance with the provisions of Article II.

“Specified L/C Sublimit” shall mean, with respect to any Issuing Bank, the amounts set forth beside such Issuing Bank’s name on Schedule 1.01(F) hereto or, in each case, such other amount as specified in the agreement pursuant to which such person becomes an Issuing Bank hereunder or, in each case, such larger amount not to exceed the Revolving Facility Commitment as the Administrative Agent and the applicable Issuing Bank may agree or, with respect to the Issuing Bank under an Existing Roll-Over Letter of Credit, the additional amount of such Existing Roll-Over Letter of Credit.

“Spot Rate” shall mean, with respect to any currency, the rate determined by the Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., Local Time on the date three Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Administrative Agent or such Issuing Bank shall reasonably determine is appropriate under the circumstances; provided, that the Administrative Agent or such Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Bank if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Standby Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Guarantee Agreement” shall mean the Subsidiary Guarantee Agreement dated as of the Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, between the Borrower, each Subsidiary Loan Party and the Collateral Agent.

“Subsidiary Loan Party” shall mean each Subsidiary of the Borrower party to the Subsidiary Guarantee Agreement as of the Closing Date or that becomes a party thereto after the Closing Date by delivering to the Collateral Agent a supplement to the Subsidiary Guarantee Agreement; provided, however, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required before any Subsidiary that is not a Domestic Subsidiary may become a Subsidiary Loan Party. For the avoidance of doubt, no Excluded Subsidiary shall be required to become a Subsidiary Loan Party.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Successor Borrower” shall have the meaning assigned to such term in Section 6.05(o).

“Supported QFC” shall have the meaning assigned to such term in Section 9.25.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax Receivable Agreement” shall mean the Tax Receivable Agreement, dated as of June 10, 2020 by and among the Borrower and the other parties thereto as may be amended, restated, supplemented or otherwise modified from time to time.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term A Borrowing” shall mean any Borrowing comprised of Term A Loans.

“Term A Facility” shall mean the Term A Loan Commitments and the Term A Loans made hereunder.

“Term A Facility Maturity Date” shall mean ~~March  19~~September 9, ~~2026~~2027.

“Term A Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term A Loans hereunder. The amount of each Lender’s Term A Loan Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate amount of the Term A Loan Commitments as of the ~~Closing~~First Amendment Effective Date is $~~125,000,000~~150,000,000.

“Term A Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term A Loans” shall mean (a) the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a), and (b) any Incremental Term Loans in the form of Term A Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(c).

“Term Borrowing” shall mean any Term A Borrowing or any Incremental Term Borrowing.

“Term Facility” shall mean the Term A Facility and/or any or all of the Incremental Term Facilities.

“Term Facility Commitment” shall mean the commitment of a Lender to make Term Loans, including Term A Loans, Incremental Term Loans and/or Other Term Loans.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term A Facility in effect on the ~~Closing~~First Amendment Effective Date, the Term A Facility Maturity Date and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Term Loan Installment Date” shall mean any Term A Loan Installment Date or any Incremental Term Loan Installment Date.

“Term Loan Lender” shall mean a Lender with a Term Facility Commitment or an outstanding Term Loan.

“Term Loans” shall mean the Term A Loans and/or the Incremental Term Loans.

“Term SOFR” shall mean, ~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” shall mean a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

~~“Term SOFR Transition Event” shall mean the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the applicable then-current Benchmark with respect to any Obligations, interest, fees or other amounts denominated in Dollars or calculated with respect thereto for all purposes hereunder and under any Loan Document in accordance with Section 2.14 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.~~(b) for any calculation with respect to a ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(vii).

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document and all other Loan Obligations shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those that have been Cash Collateralized or backstopped in a manner reasonably acceptable to the Issuing Bank thereof) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the four fiscal quarter period ended December 31, 2020.

“Third Party Funds” shall mean any segregated accounts or funds, or any portion thereof, received by Borrower or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Borrower or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“Trade Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the consummation of the Refinancing Transactions; (b) the execution, delivery and performance of the Loan Documents, the creation of the Liens pursuant to the Security Documents, and the initial borrowings hereunder and the use of proceeds thereof; and (c) the payment of all fees, costs and expenses to be paid and owing in connection with the foregoing.

“TRA Payment” shall have the meaning assigned to such term in Section 6.06(f).

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include Adjusted Term SOFR, the Adjusted ~~LIBO~~Eurocurrency Rate and ~~the~~ ABR.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms,

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unfinanced Capital Expenditures” shall mean, for any period, all Capital Expenditures of the Borrower and its Subsidiaries that are paid in cash during such period from the proceeds of internally generated cash, excluding (i) expenditures made to fund the purchase price for assets acquired in Permitted Acquisitions or similar Investments, (ii) expenditures paid by way of any actual credit granted by the seller of assets purchased for assets traded in at such time of purchase, (iii) expenditures constituting leasehold improvements to the extent included in the determination of the amount capitalized during the applicable period either actually paid for in cash by landlords or, if paid for by the Borrower or its Subsidiaries, actually reimbursed in cash by landlords within the fiscal quarter in which such expenditures were incurred or within one hundred eighty (180) days of the end of such fiscal quarter, (v) interest capitalized during such period, (vi) expenditures made with the proceeds of the issuance of Equity Interests (other than Disqualified Equity Interests or Permitted Cure Securities) or any capital contribution to the Borrower and (vii) for the avoidance of doubt, Capitalized Software Expenditures.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(e).

“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries.

“Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower identified on Schedule 1.01(D), (2) any other Subsidiary of the Borrower, whether now owned or acquired or created after the Closing Date, that is designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date so long as (a) no Event of Default has occurred and is continuing or would result therefrom, (b) any net assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04, (c) such Unrestricted Subsidiary shall not own or have an exclusive right to use at the time of the initial designation thereof any intellectual property that is material to the operations of the Loan Parties; (d) immediately after giving effect to such designation, the Net Total Leverage shall not exceed the then-applicable Net Total Leverage required to be maintained pursuant to Section 6.11, (e) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Refinancing Term Loans, Replacement Revolving Facilities or Refinancing Notes of any of the foregoing, as applicable. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i).

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.02, 2.03, 2.05 and 2.08, in each case, such day is also a Business Day.

“U.S. Lender” shall mean any Lender other than a Foreign Lender.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.25.

~~“USD LIBOR” shall mean the London interbank offered rate for Dollars.~~

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Borrower that is a Wholly Owned Subsidiary of the Borrower.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Terms Generally.

(a) The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary, any lease that would be characterized as an operating lease under GAAP in effect on December 15, 2018 (whether such lease was entered into before or after December 15, 2018) shall not constitute Indebtedness or a Capitalized Lease Obligation of the Borrower or any Subsidiary under this Agreement or any other Loan Document notwithstanding any changes in GAAP since December 15, 2018.

(b) (i) In the event that any action or transaction meets the criteria of one or more than one of the categories of baskets, exceptions and thresholds set forth in any applicable negative covenant or Incremental Facility provisions at any time, the Borrower may, at its option at any time, divide and classify such action or transaction (or portion thereof) and later (on one or more occasions) re-divide and/or reclassify under one or more of such baskets, exceptions and thresholds within the same negative covenant, (ii) the Borrower may, at its option at any time, reclassify any utilization of any basket, exception or threshold that is subject to a dollar cap (“fixed baskets”) as a utilization of any available incurrence-based basket, exception or threshold (“incurrence baskets”) within the same negative covenant; provided that if any applicable ratios or financial tests for such incurrence baskets would be satisfied in any subsequent fiscal quarter following the utilization of such fixed basket, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower, (iii) in the event that Revolving Loans and/or one or more fixed baskets and incurrence baskets are intended to be utilized together or concurrently in a single transaction or series of related transactions, (A) compliance with, or satisfaction of, applicable financial ratios or tests for the portion of such indebtedness or other applicable transaction or action under any incurrence baskets shall first be calculated without giving effect to such revolving loans and/or such amounts to be utilized pursuant to any fixed baskets, as the case may be, but giving full pro forma effect to all applicable and related transactions (including the use of proceeds of all indebtedness to be incurred and any repayments, repurchases and redemptions of indebtedness) and all other permitted pro forma adjustments, and (B) thereafter, the incurrence of such Revolving Loans and/or the incurrence of the portion of such indebtedness or other applicable transaction or action to be incurred under any fixed baskets shall be calculated.

(c) For purposes of determining compliance with any categories of baskets measured by reference to a percentage of EBITDA, EBITDA shall be tested as of the Test Period most recently ended prior to the date such basket is utilized and no Default or Event of Default shall be deemed to have occurred solely on account of changes in the amount of EBITDA after the date any such basket is utilized in accordance with the terms thereof.

Section 1.03 Effectuation of Transactions. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions as shall have taken place on or prior to the date of determination, unless the context otherwise requires.

Section 1.04 Exchange Rates; Currency Equivalents. i) The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Letters of Credit and Alternate Currency Loans. Such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between the Dollars and each Alternate Currency until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent in accordance with this Agreement. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI or clause (f) or (j) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as applicable.

Section 1.05 Additional Alternate Currencies for Loans.

(a) The Borrower may from time to time request that ~~Eurocurrency~~ Revolving Facility Loans be made in a currency other than Dollars; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent. Each such request shall also identify the applicable benchmark rate that is to apply to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such requested additional currency.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent, in its sole discretion). The Administrative Agent shall promptly notify each Revolving Facility Lender thereof. Each Revolving Facility Lender shall notify the Administrative Agent, not later than 11:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of ~~Eurocurrency~~ Revolving Loans in such requested currency.

(c) Any failure by a Revolving Facility Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Facility Lender to permit ~~Eurocurrency~~ Revolving Facility Loans to be made in such requested currency. If the Administrative Agent and all the Revolving Facility Lenders consent to making ~~Eurocurrency~~ Revolving Facility Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowings of ~~Eurocurrency~~ Revolving Facility Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Borrower.

Section 1.06 Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the ~~London~~applicable offshore interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.07 Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.09 Limited Condition Transactions. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of the Net Total Leverage Ratio or the Net Secured Leverage Ratio;

(ii) determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing; or

(iii) testing availability under baskets set forth in this Agreement (including baskets measured as a multiple of EBITDA);

in each case, the date of determination of whether any such action shall be permitted hereunder shall be, at the election of the Borrower (the Borrower’s election in connection with any Limited Condition Transaction, an “LCT Election”) either the date the definitive agreements for the relevant acquisition or Investment are entered into or the date of delivery of irrevocable (which may be conditional) notice with respect to the relevant debt prepayment (or, if so elected by the Borrower, the date of the consummation of the relevant acquisition or Investment or the date of the making of the relevant debt prepayment) (either, as applicable, the “LCT Test Date”) and if, after giving effect on a Pro Forma Basis to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in EBITDA of the Borrower or the person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires or such irrevocable notice is rescinded (or the conditions with respect thereto are not satisfied), as applicable, without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.11 Rates~~; LIBOR Notification~~. The ~~interest rate on Eurocurrency Loans and ABR Loans (when determined by reference to clause (c) of the definition of ABR) is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans or ABR Loans (when determined by reference to clause (c) of the definition of ABR). In light of this eventuality, public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.14, such Section 2.14 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower in advance, pursuant to Section 2.14, of any change to the reference rate upon which the interest rate on Eurocurrency Loans and ABR Loans (when determined by reference to clause (c) of the definition of ABR) is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (~~i~~a) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate or other~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition ~~of “LIBO Rate” or~~thereof, or with respect to any alternative, ~~comparable or~~ successor ~~rate thereto,~~ or replacement rate ~~thereof~~thereto (including ~~any then-current Benchmark or~~ any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.14, will be similar to, or produce the same value or economic equivalence of, ~~LIBO Rate or any other Benchmark,~~ or have the same volume or liquidity as ~~did~~, the ~~London interbank offered rate or any other~~Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (~~ii~~b) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein:

(a) each Lender agrees to make Term A Loans in Dollars to the Borrower on the ~~Closing~~First Amendment Effective Date in an aggregate principal amount not to exceed its Term A Loan Commitment~~,~~ ; provided, that it is understood and agreed that the Term A Loans made to the Borrower on the First Amendment Effective Date shall repay in full and replace all term loans made on the Closing Date and outstanding hereunder immediately prior to the First Amendment Effective Date (such payment shall not be deemed a voluntary or mandatory prepayment for purposes of this Agreement), and from and after the First Amendment Effective Date, all references to the Term A Loan shall mean the term loan made to the Borrower on the First Amendment Effective Date,

(b) each Lender agrees to make Revolving Facility Loans of a Class in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class or (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans,

(c) each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment, and

(d) amounts of Term A Loans borrowed under Section 2.01(a) or Section 2.01(c) that are repaid or prepaid may not be reborrowed.

Section 2.02 Loans and Borrowings. i) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans ~~or~~, Eurocurrency Rate Loans or SOFR Loans as the Borrower may request in accordance herewith. ABR Loans and SOFR Loans shall be denominated in Dollars. Each Lender at its option may make any ABR Loan ~~or~~, Eurocurrency Rate Loans or SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any Eurocurrency Rate Loan or SOFR Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than (i) six (6) ~~Eurocurrency~~SOFR Borrowings outstanding under all Term Facilities at any time and (ii) ten (10) Eurocurrency Borrowings and SOFR Borrowings (in the aggregate) outstanding under all Revolving Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date for such Class, as applicable.

Section 2.03 Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the Borrower shall notify the Administrative Agent in writing of such request (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing ~~or~~, (b) in the case of a SOFR Borrowing, not later than 11:00 a.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the Business Day of the proposed Borrowing (or, in each case, such shorter period as the Administrative Agent may agree); provided, that, (i) to request a ~~Eurocurrency~~SOFR Borrowing or ABR Borrowing on the ~~Closing~~First Amendment Effective Date, the Borrower shall notify the Administrative Agent of such request not later than 3:00 p.m., Local Time, one Business Day prior to the ~~Closing~~First Amendment Effective Date (or such later time as the Administrative Agent may agree), (ii) any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing and (iii) any such notice of an Incremental Revolving Borrowing or Incremental Term Borrowing may be given at such time as provided in the applicable Incremental Assumption Agreement. Each such written Borrowing Request shall be irrevocable (other than in the case of any notice given in respect of Incremental Commitments, which may be conditioned as provided in the applicable Incremental Assumption Agreement). Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be a Borrowing of Term A Loans, Revolving Facility Loans, Refinancing Term Loans, Other Term Loans, Extended Revolving Loans or Replacement Revolving Loans, as applicable;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing ~~or~~, a Eurocurrency Borrowing or a SOFR Borrowing;

(v) in the case of a Eurocurrency Borrowing or a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) in the case of a Eurocurrency ~~Revolving Facility~~ Borrowing, the currency in which such Borrowing is to be denominated (which shall be Dollars or an Alternate Currency); and

(vii) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the currency of any Revolving Facility Borrowing is made, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested a Eurocurrency Borrowing or SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 [Reserved].

Section 2.05 Letters of Credit. ii) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of one or more letters of credit or bank guarantees in Dollars or any Alternate Currency in the form of (x) trade letters of credit or bank guarantees in support of trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business (such letters of credit or bank guarantees issued for such purposes, “Trade Letters of Credit”) and (y) standby letters of credit issued for any other lawful purposes of the Borrower and its Subsidiaries (such letters of credit issued for such purposes, “Standby Letters of Credit”; each such letter of credit or bank guarantee, issued hereunder, a “Letter of Credit” and collectively, the “Letters of Credit”) for its own account or for the account of any Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided, that (x) no Issuing Bank shall be required to issue Trade Letters of Credit unless it agrees in writing to do so in its sole discretion, (y) the Borrower shall remain primarily liable in the case of a Letter of Credit issued for the account of a Subsidiary and (z) the applicable Issuing Bank shall not be obligated to issue Letters of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, the issuance of such Letter of Credit would violate any Requirements of Law binding upon such Issuing Bank or the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank, to the applicable Issuing Bank and the Administrative Agent (at least three Business Days (or, in the case of an Alternate Currency Letter of Credit where the Issuing Bank is Wells Fargo Bank, N.A., at least five Business Days) in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the applicable Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount and currency (which may be Dollars or any Alternate Currency) of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the Revolving Facility Credit Exposure shall not exceed the applicable Revolving Facility Commitments, (ii) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit and (iii) with respect to the applicable Issuing Bank, the stated amount of all outstanding Letters of Credit issued by such Issuing Bank shall not exceed the applicable Specified L/C Sublimit of such Issuing Bank then in effect. For the avoidance of doubt, no Issuing Bank shall be obligated to issue an Alternate Currency Letter of Credit if such Issuing Bank does not otherwise issue letters of credit in such Alternate Currency.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided, that any Letter of Credit with a one year tenor may provide for automatic renewal or extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided, further, that if such Issuing Bank consents in its sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that if any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is five Business Days prior to the Revolving Facility Maturity Date for such Class the Borrower shall provide Cash Collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to the face amount of each such Letter of Credit on or prior to the date that is five Business Days prior to such Revolving Facility Maturity Date or, if later, such date of issuance.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the

Administrative Agent, for the account of the applicable Issuing Bank, in Dollars, such Revolving Facility Lender’s applicable Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason (calculated, in the case of any Alternate Currency Letter of Credit, based on the Dollar Equivalent thereof). Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(f) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount in Dollars equal to such L/C Disbursement (or, in the case of an Alternate Currency Letter of Credit, the Dollar Equivalent thereof) not later than 2:00 p.m., Local Time, on the first Business Day after the Borrower receives notice under paragraph (g) of this Section 2.05 of such L/C Disbursement (or the second Business Day, if such notice is received after 12:00 noon, Local Time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Facility Loans of the applicable Class; provided, that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Facility Borrowing of the applicable Class, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing. If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent in Dollars its Revolving Facility Percentage of the Unreimbursed Amount in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

(f) Obligations Absolute. The obligation of the Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of

Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided, that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization Following Certain Events. If and when the Borrower is required to Cash Collateralize any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.05(c), 2.11(e), 2.11(f), 2.11(g), 2.22(a)(v) or 7.01, the Borrower shall deposit in an account with or at the direction of the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Facility Lenders, an amount in cash in Dollars equal to the Revolving L/C Exposure as of such date (or, in the case of Sections 2.05(c), 2.11(e), 2.11(f), 2.11(g) and 2.22(a)(v), the portion thereof required by such sections). Each deposit of Cash Collateral (x) made pursuant to this paragraph or (y) made by the Administrative Agent pursuant to Section 2.22(a)(ii), in each case, shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Collateral Agent and (ii) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Section 2.11(e), (f) or (g) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Sections 2.11(e), (f) and (g) no longer being exceeded, as applicable.

(k) Cash Collateralization Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments (a “Revolving Facility Termination Event”) in connection with which the Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Revolving Facility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the Collateral Agent in the Collateral under the Security Documents may be terminated in accordance with Section 9.18 if each such Continuing Letter of Credit is Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank.

(l) Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate any Lender (in addition to the initial Issuing Banks) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(m) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.

(n) Resignation of an Issuing Bank. Any Issuing Bank may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, reinstate, renew or increase any existing Letter of Credit.

Section 2.06 Funding of Borrowings. i) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account or accounts designated by the Borrower as specified in the applicable Borrowing Request; provided, that ABR Revolving Loans made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans at such time. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders. In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Revolving Facility Loan shall reimburse the Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the Administrative Agent for its own account.

Section 2.07 Interest Elections. i) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent in writing of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day (or, with respect to a SOFR Borrowing, a U.S. Government Securities Business Day);

(iii) whether the resulting Borrowing is to be an ABR Borrowing ~~or~~, a Eurocurrency Borrowing or a SOFR Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing or a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing or a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(c) regarding the maximum number of Borrowings of the relevant Type.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing in Dollars. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing or a SOFR Borrowing and (ii) unless repaid, each Eurocurrency Borrowing and SOFR Borrowing shall be converted to an ABR Borrowing in Dollars at the end of the Interest Period applicable thereto.

Section 2.08 Termination and Reduction of Commitments(a) . i) Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Revolving Facility Maturity Date for such Class. On the Closing Date (after giving effect to the funding of the Term A Loans to be made on such date), the Term A Loan Commitments of each Lender as of the Closing Date will terminate. On the First Amendment Effective Date (after giving effect to the funding of the Term A Loans to be made on such date), the Term A Loan Commitments of each Lender as of the First Amendment Effective Date will terminate.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided, that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in accordance with Section 2.05(j) or (k), the Revolving Facility Credit Exposure of such Class (excluding any Cash Collateralized Letter of Credit) would exceed the total Revolving Facility Commitments of such Class; provided, further, that, unless an Event of Default has occurred or is continuing, the Borrower may terminate the unused Revolving Facility Commitments of any Defaulting Lender in any amounts and without a pro rata reduction of the Revolving Facility Commitments of the other Lenders (such termination shall not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, any Issuing Bank or any Lender may have against such Defaulting Lender).

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (or waived by the Borrower in its sole discretion) and/or rescinded at any time by the Borrower if the Borrower determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09 Repayment of Loans; Evidence of Debt. i) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

Section 2.10 Repayment of Term Loans and Revolving Facility Loans. i) Subject to the other clauses of this Section 2.10 and to Section 9.08(e),

(i) the Borrower shall repay Term A Loans incurred on the ~~Closing~~First Amendment Effective Date on the last day of each March, June, September and December of each year (commencing with the fiscal quarter of the Borrower ending ~~June 30~~December 31, ~~2021~~2022 ) and on the applicable Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “Term A Loan Installment

Date”), in an aggregate principal amount of such Term A Loans equal to (as reduced by any prepayments) (A) in the case of quarterly payments due prior to the applicable Term Facility Maturity Date for each month set forth below, an amount equal to the percentage of the aggregate principal amount of such Term A Loans outstanding immediately after the ~~Closing~~First Amendment Effective Date set forth opposite such month(s) and (B) in the case of such payment due on the applicable Term Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term A Loans outstanding;

Month	Percentage
~~June 2021~~December 2022	0.625%
March 2023	0.625%
~~September 2021~~June 2023	0.625%
~~December 2021~~September 2023	0.625%
~~March 2022~~December 2023	0.625%
~~June 2022~~March 2024	0.625%
~~September 2022~~June 2024	0.625%
~~December 2022~~September 2024	0.625%
~~March 2023~~	~~0.625~~ %
~~June 2023~~December 2024 and each ~~September, December and~~ March, June, September and December ending thereafter until the Term Facility Maturity Date	1.25%

(ii) in the event that any Incremental Term Loans are made, the Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”); and

(iii) to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.

(b) To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the applicable Revolving Facility Maturity Date.

(c) Prepayment of the Loans from:

(i) all Net Proceeds pursuant to Section 2.11(b) shall be allocated to the Class or Classes of Term Loans determined pursuant to Section 2.10(d), with the application thereof to reduce in direct order amounts due on the succeeding Term Loan Installment Dates under such Classes as provided in the remaining scheduled amortization payments under such Classes; provided that, any Lender, at its option, may elect to decline the full amount of such prepayment of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall instead be retained by the Borrower for application for any purpose not prohibited by this Agreement, and

(ii) any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of any Class or Classes of the Term Loans as directed by the Borrower (and absent such direction, to the Term Loans in direct order of maturity).

(d) Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) shall be applied so that the aggregate amount of such prepayment is allocated among the Term A Loans and the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term A Loans and Other Term Loans, if any. Prior to any prepayment of any Loan under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent of such selection in writing in the form of Exhibit L not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment and (ii) in the case of a ~~Eurocurrency~~SOFR Borrowing, at least three Business Days before the scheduled date of such prepayment (or, in each case, such shorter period acceptable to the Administrative Agent); provided that a notice of a voluntary prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (or waived by the Borrower in its sole discretion) and/or rescinded at any time by the Borrower if the Borrower determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). Each repayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(d).

Section 2.11 Prepayment of Loans. i) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).

(b) The Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10. Notwithstanding the foregoing, the Borrower may use a portion of such Net Proceeds to prepay or repurchase any Other First Lien Debt, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, (A) the numerator of which is the outstanding principal amount of such Other First Lien Debt and (B) the denominator of which is the sum of the outstanding principal amount of such Other First Lien Debt and the outstanding principal amount of all Classes of Term Loans.

(c) [Reserved].

(d) Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary would otherwise be required to be applied pursuant to Section 2.11(b) but is prohibited, restricted or delayed by applicable local law from being repatriated to the United States of America (as determined in good faith by the Borrower), the portion of such Net Proceeds so affected will not be required to be applied to repay Term Loans or Other First Lien Debt at the times provided in Section 2.11(b) but may be retained by the applicable Foreign Subsidiary and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of such Net Proceeds that would otherwise be required to be applied pursuant to Section 2.11(b) would have a material adverse tax consequence with respect to such Net Proceeds, the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Borrower that are reasonably required to eliminate such tax effects).

(e) In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class (other than as a result of changes in currency exchange rates), the Borrower shall prepay Revolving Facility Borrowings of such Class (or, if no such Borrowings are outstanding, provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(f) In the event that the Revolving L/C Exposure exceeds the Letter of Credit Sublimit (other than as a result of changes in currency exchange rates), at the request of the Administrative Agent, the Borrower shall provide Cash Collateral pursuant to Section 2.05(j) in an aggregate amount equal to such excess.

(g) If as a result of changes in currency exchange rates, on any Revaluation Date, (i) the total Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class or (ii) the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, the Borrower shall, at the request of the Administrative Agent, within ten (10) days of such Revaluation Date (A) prepay Revolving Facility Borrowings or (B) provide Cash Collateral pursuant to Section 2.05(j), in an aggregate amount such that the applicable exposure does not exceed the applicable commitment sublimit or amount set forth above.

Section 2.12 Fees. i) The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last day of March, June, September and December in each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee accrued up to the last Business Day of each March, June, September and December. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b) The Borrower from time to time agrees to pay (i) to each Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee in Dollars (an “L/C Participation Fee”) on such Lender’s Revolving Facility

Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for a Eurocurrency Borrowing and SOFR Revolving Facility Borrowings of such Class effective for each day in such period accrued up to the last Business Day of each March, June, September and December, and (ii) to each Issuing Bank, for its own account (x) on the date that is three Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1.00% per annum of the Dollar Equivalent of the daily stated amount of such Letter of Credit, plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c) The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, an administration fee in an amount and at times as separately agreed between the Borrower and the Administrative Agent (the “Administrative Agent Fees”).

Section 2.13 Interest. i) The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans comprising each (i) Term SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) Eurocurrency Borrowing shall bear interest at the Adjusted ~~LIBO~~Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section; provided, that this clause (c) shall not apply to any Event of Default following the waiver thereof by the Lenders pursuant to Section 9.08.

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Rate Loan or SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted ~~LIBO Rate or LIBO~~Term SOFR, Term SOFR, Adjusted Eurocurrency Rate or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 ~~Alternate Rate of Interest~~Changed Circumstances.

~~(a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:~~

(a) Circumstances Affecting Term SOFR and Eurocurrency Rates. Subject to clause (c) below, in connection with any SOFR Loan or Eurocurrency Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent ~~determines~~shall determine (which determination shall be conclusive and binding absent manifest error) that ~~adequate and~~if Adjusted Term SOFR or the Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining ~~the Adjusted LIBO Rate for such Interest Period; or~~

Adjusted Term SOFR or such Adjusted Eurocurrency Rate, as applicable, for the applicable Currency and the applicable Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to an applicable Alternate Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (iii) with respect to any Eurocurrency Rate Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in the applicable Currency to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Eurocurrency Rate Loan, or (iv) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that if Adjusted Term SOFR or the Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR or such Adjusted Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of (x) or (y), the Required Lenders have provided notice of such determination to the Administrative Agent, ~~(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;~~

then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower ~~and the Lenders by electronic means as promptly as practicable thereafter and,~~. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans or Eurocurrency Rate Loans, as applicable, in each such Currency, and any right of the Borrower to convert any Loan in each such Currency (if applicable) to or continue any Loan as a SOFR Loan or a

Eurocurrency Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected SOFR Loans or Eurocurrency Rate Loans or, in the case of SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent ~~notifies the Borrower and the~~(with respect to clause (iv), at the instruction of the Required Lenders ~~that the circumstances giving rise to~~) revokes such notice ~~no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on~~. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected SOFR Loans or Eurocurrency Rate Loans or, in the case of SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected SOFR Loan, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (II) in the case of any request for a borrowing of an affected SOFR Loan or Eurocurrency Rate Loan in an Alternate Currency, then such request shall be ineffective and (B)(I) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternate Currency, at the Borrower’s election, shall either (i) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (ii) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is the earlier of (x) three (3) Business Days after receipt by the Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan the last day of the current Interest Period ~~applicable thereto an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.~~, the Borrower shall be deemed to have elected clause (A) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

~~(b) (A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Secured Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of any then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date and such Benchmark, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date and such Benchmark, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.~~

(b) Benchmark Replacement Setting.

(i) Benchmark Replacement.

(~~B~~A) Notwithstanding anything to the contrary herein or in any other Loan Document, ~~solely~~upon the occurrence of a Benchmark Transition Event with respect to any ~~Obligations, interest, fees, commissions or other amounts denominated in Dollars or calculated with respect thereto, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the applicable then-current Benchmark, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless~~Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has ~~delivered to the~~posted such proposed amendment to all affected Lenders and the Borrower ~~a Term SOFR Notice. For the avoidance of doubt,~~so long as the Administrative Agent ~~shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.~~has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(b)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(B) No Hedging Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.14(b).

(~~c~~ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right ~~to make Benchmark Replacement~~(in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(~~d~~iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the~~the implementation of any Benchmark Replacement~~,~~ and (~~C~~B) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (D)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(~~e~~b) ~~below~~(iv) and (~~E~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(b).

(~~e~~iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR~~Reference Rate or Eurocurrency Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent (in consultation with the Borrower) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(~~f~~v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of ~~Eurocurrency Loans~~SOFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (~~i~~I) in the case of ~~a~~any request for ~~a borrowing of, conversion to or continuation of Loans denominated in Dollars~~any affected SOFR Loans, if applicable, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (~~ii~~II) in the case of ~~a~~any request for ~~a borrowing of, conversion to or continuation of Loans denominated in any currency other than Dollars,~~any affected Eurocurrency Rate Loan in an Alternate Currency, if applicable, then such request shall be ineffective~~. During any~~ and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (II) any outstanding affected Eurocurrency Rate Loans denominated in an Alternate Currency, at the Borrower’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) at the end of the applicable Interest Period or (2) be prepaid in full at the end of the applicable Interest Period; provided that, if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of ~~the~~ ABR ~~or any other Benchmark that is~~ based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~the~~ ABR ~~or such other Benchmark~~.

Section 2.15 Increased Costs. i) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO~~Eurocurrency Rate) or Issuing Bank; or

(ii) subject any Lender to any Tax with respect to any Loan Document (other than (A) Taxes indemnifiable under Section 2.17 or (B) Excluded Taxes); or

(iii) impose on any Lender or Issuing Bank or ~~the London~~(with respect to Eurocurrency Rate Loans) the applicable offshore interbank market any other condition (other than Taxes) affecting this Agreement or ~~Eurocurrency~~ Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any ~~Eurocurrency~~ Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Rate Loan or SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Rate Loan or SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any Eurocurrency Rate Loan or SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Rate Loan or SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Rate Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the ~~LIBO~~Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Rate Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17 Taxes. i) Any and all payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with the applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) any Lender (or where the Administrative Agent receives the payment for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter, such Loan Party shall send to the Administrative Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to the Administrative Agent or such Lender, acting reasonably) received by the Loan Party showing payment thereof. Without duplication, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b) The Borrower shall timely pay any Other Taxes.

(c) The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (i) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e) Without limiting the generality of Section 2.17(d), each Foreign Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:

(i) deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” IRS Form W-8BEN or W-8BEN-E, as applicable, (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit I hereto, such certificate, the “Non-Bank Tax Certificate”) certifying that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and that the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States of America), (B) IRS Form W-8BEN or W-8BEN-E, as applicable, or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) IRS Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that if the Foreign Lender is a partnership, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

Any Foreign Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Foreign Lender’s inability to do so.

Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e); provided that a Participant shall furnish all such required forms and statements solely to the person from which the related participation shall have been purchased.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.17(e).

In addition, the Administrative Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Administrative Agent becomes a successor Administrative Agent pursuant to Section 8.09 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed IRS Form W-9 certifying its exemption from U.S. federal backup withholding or such other properly completed and executed documentation prescribed by applicable law certifying its entitlement to any available exemption from applicable U.S. federal withholding taxes in respect of any payments to be made to such Administrative Agent by any Loan Party pursuant to any Loan Document including, as applicable, an IRS Form W-8IMY certifying that the Administrative Agent is a U.S. branch and, with respect to payments received by the Administrative Agent on behalf of a Lender, intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code pursuant to Section 1.1441-1(b)(2)(iv) of the Treasury Regulations, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation. Notwithstanding anything to the contrary, the Administrative Agent is not required to provide any documentation that it is not legally eligible to provide as a result of any Change in Law occurring after the date hereof.

(f) If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax or Other Tax for which a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). A Lender or the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.17.

(g) If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts or indemnification payments, each affected Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrower pursuant to this Section 2.17(g). Nothing in this Section 2.17(g) shall obligate any Lender or Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person.

(h) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two IRS Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from U.S. federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(i) If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.

For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the terms “applicable law” and “applicable Requirement of Law” include FATCA.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. i) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds. Each such payment shall be made without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars (or, in the case of Alternate Currency Loans or Alternate Currency Letters of Credit, in the applicable Alternate Currency). Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements of such Class and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders entitled thereto ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements of such Class and accrued interest thereon; provided, that

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06 or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders. i) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.20, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.20, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or terminate the undrawn obligations of such Lender; provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Banks), to the extent consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts due under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to terminate the undrawn commitments of such Non-Consenting Lender or replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Banks; provided, that: (a) all Loan Obligations of the Borrower (including any amounts due under Section 2.16) owing to such Non-Consenting Lender being replaced or terminated shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

Section 2.20 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Rate Loan or SOFR Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Rate Loan or SOFR Loans or to convert ABR Borrowings to Eurocurrency Rate Loan or SOFR Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurocurrency Rate Loan or SOFR Borrowings of such Lender to ABR Borrowings in Dollars, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loan or SOFR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so converted.

Section 2.21 Incremental Commitments. i) The Borrower may, by written notice to the Administrative Agent from time to time, establish Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Commitments are established (or at the time any commitment relating thereto is entered into or, at the option of the Borrower, at the time of incurrence of the Incremental Loans thereunder or, with respect to any Incremental Term Loan Commitment established for purposes of financing any Permitted Acquisition, New Project or any other acquisition or similar Investment that is permitted by this Agreement, as of the date the definitive agreement with respect to such Permitted Acquisition, New Project, acquisition or similar Investment is entered into) from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided that each Incremental Term Lender and each Incremental Revolving Facility Lender providing a commitment shall be subject to the approval of the Administrative Agent (and, solely in the case of Incremental Revolving Facility Lenders, the Issuing Banks), to the extent the same would be required for an assignment under Section 9.04 (which approvals shall not be unreasonably withheld) unless such Incremental Term Lender is an existing Lender or such Incremental Revolving Facility Lender is an existing Revolving Facility Lender. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being established (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are anticipated to become effective, (iii) [reserved] and (iv) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to Term A Loans or (y) commitments to make term loans with pricing, maturity, amortization, participation in mandatory prepayments and/or other terms different from the Term A Loans (“Other Term Loans”).

(b) The Borrower, the Administrative Agent (if applicable) and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that:

(i) any commitments to make additional Term A Loans and/or any Incremental Revolving Facility Commitments shall have the same terms as the Term A Loans or the Revolving Facility Commitments to make Initial Revolving Loans, respectively,

(ii) the Other Term Loans incurred pursuant to clause (a) of this Section 2.21 shall rank pari passu in right of security with the Liens on the Collateral securing the Term A Loans or, at the option of the Borrower, be unsecured (provided that if such Other Term Loans are unsecured, such Other Term Loans will be established as a separate facility from the then existing Term Loans subject to a Permitted Junior Intercreditor Agreement),

(iii) (A) the final maturity date of any such Other Term Loans shall be no earlier than the Term A Facility Maturity Date and (B) except as to pricing, amortization, final maturity date, participation in mandatory prepayments and ranking as to security (which shall, subject to the other clauses of this proviso, be determined by the Borrower and the Incremental Term Lenders in their sole discretion), shall be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Term A Loans (except to the extent such covenants and other terms apply solely to any period after the Term A Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent, it being understood that, to the extent any financial maintenance covenant is added for the benefit of any Other Term Loan, no consent shall be required from the Administrative Agent or any Lender if such financial maintenance covenant is also added for the benefit of all Facilities then outstanding,

(iv) the Weighted Average Life to Maturity of any such Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term A Loans,

(v) the Incremental Revolving Facility Commitments and Incremental Revolving Loans incurred pursuant to clause (a) of this Section 2.21 shall rank pari passu in right of security with the Liens on the Collateral securing the Initial Revolving Loans,

(vi) except as to discounts and fees (which shall, subject to the other clauses of this proviso, be determined by the Borrower and the Incremental Revolving Facility Lenders in their sole discretion), the Incremental Revolving Facility Commitments and Incremental Revolving Loans shall have the same terms as the Initial Revolving Loans,

(vii) with respect to any Other Term Loan incurred pursuant to clause (a) of this Section 2.21 that ranks pari passu in right of security and payment with the Term A Loans, if the All-in Yield in respect of any such Other Term Loan exceeds the All-in Yield in respect of such Term A Loans on the Closing Date by more than 0.50% (such difference, the “Term Yield Differential”) then the Applicable Margin (or the “~~LIBOR~~ floor” as provided in the following proviso) applicable to such Term A Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided that, to the extent any portion of the Term Yield Differential is attributable to a higher “~~LIBOR~~ floor” being applicable to such Other Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Adjusted ~~LIBO~~Eurocurrency Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “~~LIBOR~~ floor” applicable to the outstanding Term A Loans shall be increased to an amount not to exceed the “~~LIBOR~~ floor” applicable to such Other Term Loans prior to any increase in the Applicable Margin applicable to such Term A Loans then outstanding,

(viii) such Other Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term A Loans in any mandatory prepayment hereunder; and

(ix) (A) there shall be no obligor in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments that is not a Loan Party and (B) there shall be no assets securing any Incremental Term Loan, Incremental Revolving Loan or Incremental Commitment that do not constitute Collateral.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent and the Borrower and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, the conditions set forth in clause (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower (or, if such Incremental Term Loan Commitment or Incremental Revolving Facility Commitment is established for financing any Permitted Acquisition, New Project or any other acquisition or similar Investment that is permitted by this Agreement, no Event of Default under Section 7.01 (b), (c), (h) or (i) shall have occurred and be continuing or would result therefrom) and (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation to the extent required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under Section 4.02 and such additional customary documents and filings (including amendments to the Security Documents and title date-down and modification endorsements, which, in the case of such amendments and title date-down and modification endorsements, may be delivered on a post-closing basis to the extent permitted by the applicable Incremental Assumption Agreement) as the Administrative Agent may reasonably request to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments are secured by the Collateral ratably with one or more Classes of then-existing Term Loans and Revolving Facility Loans.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans of a different Class), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments, when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Rate Loan or SOFR Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

(e) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving

Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Incremental Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment” and any Revolving Facility Loans made thereunder, “Extended Revolving Loans”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made or Extended Revolving Facility Commitment shall become effective, which shall be a date not earlier than five Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(f) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided, that (i) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as an existing Class of Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms, participation in mandatory prepayments and commitment reductions and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as an existing Class of Revolving Facility Commitments or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank, such terms as shall be reasonably satisfactory to such Issuing Bank, (v) any Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) than the Initial Revolving Loans in any voluntary or mandatory prepayment or commitment reduction hereunder and (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term A Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Issuing Bank, participations in Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.

(g) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations relating to an existing Class of Term Loans of the relevant Loan Parties under this Agreement and the other Loan Documents, (vi) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto and (vii) there shall be no obligor in respect of any such Extended Term Loans or Extended Revolving Facility Commitments that is not a Loan Party.

(i) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(j) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (j) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), the net cash proceeds of which are used to Refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided, that:

(i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans;

(ii) the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans;

(iii) the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall either (A) reflect market terms and conditions (taken as a whole) at the time of incurrence, as determined by the Borrower in good faith or (B) be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Term A Loans (except to the extent such covenants and other terms apply solely to any period after the Term A Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent, it being understood that, to the extent any financial maintenance covenant is added for the benefit of any Refinancing Term Loan, no consent shall be required from the Administrative Agent or any Lender if such financial maintenance covenant is also added for the benefit of all Facilities then outstanding), as determined by the Borrower in good faith;

(vi) with respect to Refinancing Term Loans secured by Liens on the Collateral that rank pari passu or junior in right of security to the Liens thereon securing the Term A Loans, such Liens will be subject to a Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement, as applicable; and

(vii) (A) there shall be no obligor in respect of such Refinancing Term Loans that is not a Loan Party and (B) there shall be no assets securing any Refinancing Term Loan that do not constitute Collateral.

In addition, notwithstanding the foregoing, the Borrower may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (1) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof, (2) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Borrower shall take one or more actions such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that (x) such Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other person that would be a permitted Assignee hereunder and (y) the proceeds of such Refinancing Term Loans shall not constitute Net Proceeds hereunder), (3) the Weighted Average Life to Maturity of the Refinancing Term Loans (disregarding any customary amortization for this purpose) shall be no shorter than the remaining life to termination of the terminated Revolving Facility Commitments, (4) the final maturity date of the Refinancing Term Loans shall be no earlier than the termination date of the terminated Revolving Facility Commitments and (5) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall either (A) reflect market terms and conditions (taken as a whole) at the time of incurrence, as determined by the Borrower in good faith or (B) be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Term A Loans (except to the extent such covenants and other terms apply solely to any period after the Term A Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent, it being understood that, to the extent any financial maintenance covenant is added for the benefit of any Refinancing Term Loan, no consent shall be required from the Administrative Agent or any Lender if such financial maintenance covenant is also added for the benefit of all Facilities then outstanding), as determined by the Borrower in good faith.

(k) The Borrower may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(l) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (l) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facilities” and the commitments thereunder, “Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that:

(i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Replacement Revolving Facility Commitments;

(ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date;

(iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date in effect at the time of incurrence for the Revolving Facility Commitments being replaced,

(iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall either (A) reflect market terms and conditions (taken as a whole) at the time of incurrence or establishment, as determined by the Borrower in good faith or (B) be substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Initial Revolving Loans (except to the extent such covenants and other terms apply solely to any period after the latest Revolving Facility Maturity Date in effect at the time of incurrence or are otherwise reasonably acceptable to the Administrative Agent, it being understood that, to the extent any financial maintenance covenant is added for the benefit of any Replacement Revolving Facility, no consent shall be required from the Administrative Agent or any Lender if such financial maintenance covenant is also added for the benefit of the Initial Revolving Loan); and

(v) (A) there shall be no obligor in respect of such Replacement Revolving Facility that is not a Loan Party and (B) there shall be no assets securing any Replacement Revolving Facility that do not constitute Collateral.

In addition, the Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder) so long as (1) before and after giving effect to the establishment such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (2) the remaining life to termination of such Replacement Revolving Facility Commitments shall be no shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (3) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans, (4) with respect to Replacement Revolving Loans secured by Liens on Collateral that rank junior in right of security to the Initial Revolving Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement and (5) the requirement of clause (v) in the preceding sentence shall be satisfied mutatis mutandis. Solely to the extent that an Issuing Bank is not a replacement issuing bank under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank shall not be required to issue any letters of credit under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank to withdraw as an Issuing Bank at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank in its sole discretion. The Borrower agrees to reimburse each Issuing Bank in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(m) The Borrower may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(n) On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.

(o) For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Eurocurrency Rate Loan or SOFR Borrowings upon the incurrence of any Incremental Loans, (x) to the extent the last date of Interest Periods for multiple ~~Eurocurrency~~SOFR Borrowings under the Term Facilities fall on the same day, such ~~Eurocurrency~~SOFR Borrowings shall be considered a single ~~Eurocurrency~~SOFR Borrowing and (y) to the extent the last date of Interest Periods for multiple Eurocurrency Borrowings or SOFR Borrowings under the Revolving Facilities fall on the same day, such Eurocurrency Borrowings or SOFR Borrowings shall be considered a single Eurocurrency Borrowing or SOFR Borrowing and (ii) the initial Interest Period with respect to any Eurocurrency Borrowings or SOFR Borrowing of Incremental Loans may, at the Borrower’s option, be of a duration of a number of Business Days that is less than one month, and (A) the Adjusted ~~LIBO~~Eurocurrency Rate with respect to such initial Interest Period shall be the same as the Adjusted ~~LIBO~~Eurocurrency Rate applicable to any then-outstanding Eurocurrency Borrowing as the Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Eurocurrency Borrowing~~.~~ and (B) Adjusted Term SOFR with respect to such initial Interest Period shall be the same as Adjusted Term SOFR applicable to any then-outstanding SOFR Borrowing as the Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding SOFR Borrowing.

Section 2.22 Defaulting Lender. i) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” or “Required Revolving Facility Lenders.”

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder, third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender and, for the avoidance of doubt, the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender.

(B) Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C) With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of (i) the Administrative Agent or (ii) any Issuing Bank (with a copy to the Administrative Agent), Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

Representations and Warranties

On the date of each Credit Event, the Borrower represents and warrants to each of the Lenders that:

Section 3.01 Organization; Powers. Except as set forth on Schedule 3.01, each of the Borrower and each of the Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America)

under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required and (d) in the case of any Loan Party, has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder; except in each case of clauses (a) (other than with respect to the Borrower), (b) (other than with respect to the Borrower) and (c), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 3.02 Authorization. The execution, delivery and performance by the Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by the Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower or any such Subsidiary Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Borrower or any such Subsidiary Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Borrower or any such Subsidiary Loan Party or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens, other than Liens created by the Loan Documents.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower and each Subsidiary Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against the Borrower and such Subsidiary Loan Party as applicable, in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries that are not Loan Parties.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which the Borrower or any Subsidiary Loan Party is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office, (c) [reserved], (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04 and any other filings or registrations required by the Security Documents.

Section 3.05 Financial Statements. (a) The audited consolidated balance sheets as of December 31, 2019 and December 31, 2018 and the related consolidated statements of income or operations, changes in equity and cash flows for the fiscal years ended December 31, 2019 and December 31, 2018 for Open Lending, LLC and its consolidated subsidiaries and (b) the unaudited consolidated balance sheet and statements of income or operations, changes in equity and cash flows as of and for the nine-month period ended December 31, 2020 for the Borrower and its consolidated subsidiaries, including the notes thereto, if applicable, present fairly in all material respects the consolidated financial position of the Borrower and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and, if applicable, cash flows for the periods then ended, and, except as set forth on Schedule 3.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for the absence of notes and for normal year-end adjustments and except as otherwise noted therein.

Section 3.06 No Material Adverse Effect. Since December 31, ~~2020~~2021, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Title to Properties; Possession Under Leases. Each of the Borrower and the Subsidiaries has good and marketable title in fee simple or equivalent to, or easements or valid leasehold interests in, or other limited property interests in, all its Real Properties and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law.

Section 3.08 Subsidiaries. i) Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary.

(b) As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of any of the Subsidiaries, except as set forth on Schedule 3.08(b).

Section 3.09 Litigation; Compliance with Laws. i) There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of the Subsidiaries or any business, property or rights of any such person (including those that involve any Loan Document) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for any action, suit or proceeding at law or in equity or by or on behalf of any Governmental Authority or in arbitration which has been disclosed in any of the Borrower’s public filings with the SEC prior to the ~~Closing~~First Amendment Effective Date or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any action, suit or proceeding so disclosed and in which there has been no material adverse change since the date of such disclosure.

(b) None of the Borrower, the Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting any material owned real property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10 Federal Reserve Regulations. Neither the making of any Loan (or the extension of any Letter of Credit) hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

Section 3.11 Investment Company Act. None of the Borrower or the Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12 Use of Proceeds. (a) The Borrower will use the proceeds of the Revolving Facility Loans, and may request the issuance of Letters of Credit, solely for working capital and general corporate purposes (including, without limitation, to finance the Transactions and for Permitted Acquisitions, New Projects and Capital Expenditures and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit) and (b) the Borrower will use the proceeds of the Term A Loans made on the ~~Closing Date to finance the Transactions.~~First Amendment Effective Date (i) to repay in full and replace the Term A Loans existing immediately prior to the First Amendment Effective Date, (ii) to pay all fees, costs and expenses to be paid and owing in connection with repayment described in clause (i) and (iii) for working capital and general corporate purposes.

Section 3.13 Tax Returns. Except as set forth on Schedule 3.13:

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each of the Subsidiaries has filed or caused to be filed all U.S. federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent);

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each of the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and

(c) Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Closing Date, with respect to the Borrower and each of the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

Section 3.14 No Material Misstatements. i) All written factual information (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrower, the Subsidiaries and the Transactions and any other transactions contemplated hereby or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions with the authorization of the Borrower, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b) The Projections and other forward looking information prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized), as of the date such Projections were furnished to the Lenders.

Section 3.15 Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no Reportable Event has occurred during the past five years as to which the Borrower, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) none of the Borrower, the Subsidiaries or any of their ERISA Affiliates has received any written notification that any Multiemployer Plan has been terminated within the meaning of Title IV of ERISA.

Section 3.16 Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the Borrower’s knowledge, formerly owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Closing Date, and (v) there has been no material written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of the Borrower or any of the Subsidiaries of any property currently or, to the Borrower’s knowledge, formerly owned or leased by the Borrower or any of the Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.

Section 3.17 Security Documents. i) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Closing Date, in the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Security

Document are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except Permitted Liens).

(b) When the Collateral Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect hereunder) Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States Intellectual Property Office included in the Collateral (but, in the case of the United States registered copyrights included in the Collateral, only to the extent such United States registered copyrights are listed in such ancillary document filed with the United States Copyright Office) listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c) [Reserved].

(d) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

Section 3.18 Location of Real Property. The Perfection Certificate lists correctly, in all material respects, as of the Closing Date all Real Property owned by the Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiary Loan Parties own in fee all the Real Property set forth as being owned by them in the Perfection Certificate except to the extent set forth therein.

Section 3.19 Solvency. i) (1) As of the Closing Date, the fair value of the assets of the Borrower and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b) The Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

Section 3.20 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened in writing against the Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower or any of the Subsidiaries or for which any claim may be made against the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which the Borrower or any of the Subsidiaries (or any predecessor) is bound.

Section 3.21 Insurance. Schedule 3.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Borrower or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

~~Section 3.22~~ Section 3.22 [Reserved]~~.~~ .

Section 3.23 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.23, (a) the Borrower and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property used or held for use in or otherwise reasonably necessary for the present conduct of their respective businesses, (b) to the knowledge of the Borrower, the Borrower and its Subsidiaries are not materially interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person, and (c) (i) to the knowledge of the Borrower, no material claim or litigation regarding any of the Intellectual Property owned by the Borrower and its Subsidiaries is pending or threatened in writing and (ii) to the knowledge of the Borrower, no material claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened.

Section 3.24 Senior Debt. The Loan Obligations constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Material Indebtedness of any Loan Party, if any, permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Loan Obligations.

Section 3.25 USA PATRIOT Act; OFAC.

(a) The Borrower and each Subsidiary Loan Party is in compliance in all material respects with the material provisions of the USA PATRIOT Act, and, (i) at least three Business Days prior to the Closing Date, the Borrower has provided to the Administrative Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than ten (10) Business Days prior to the Closing Date and mutually agreed to be required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender and (ii) at least three Business Days prior to the Closing Date, the Borrower, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, has provided to each Lender that has requested, in a written notice to the Borrower not less than ten Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower.

(b) None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is currently (i) the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. State Department, the European Union or relevant member states of the European Union, the United Nations Security Council, Her Majesty’s Treasury or Canada (“Sanctions”), (ii) organized or resident in a country, region or territory which is the target of comprehensive Sanctions (including, without limitation, Iran, Syria, Cuba, North Korea ~~and~~, or the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or the Crimea regions of Ukraine), or (iii) owned or controlled by any such person described in the foregoing clauses (i) and (ii). The Borrower and its Subsidiaries have conducted their business in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such Sanctions.

(c) The Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of Sanctions, to the extent such activities, businesses or transaction would be prohibited by sanctions laws and regulations administered by the United States, including OFAC and the U.S. State Department, the United Nations Security Council, Her Majesty’s Treasury, the European Union or relevant member states of the European Union, or Canada (collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

(d) As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

Section 3.26 Foreign Corrupt Practices Act.

(a) The Borrower and its Subsidiaries, and, to the knowledge of the Borrower or any of its Subsidiaries, their directors, officers, agents or employees, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977 or similar anti-corruption law of a jurisdiction in which the Borrower or any of its Subsidiaries conduct their business or to which they are lawfully subject (“Anti-Corruption Laws”), in each case, in all material respects. The Borrower and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such Anti-Corruption Laws.

(b) No part of the proceeds of the Loans or Letters of Credit made hereunder will be used to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or will violate any Anti-Corruption Laws.

Section 3.27 Affected Financial Institution. No Loan Party is an Affected Financial Institution.

ARTICLE IV

Conditions of Lending

The obligations of (a) the Lenders to make Loans and (b) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

Section 4.01 All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (in each case, other than pursuant to an Incremental Assumption Agreement):

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of such date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(c) At the time of and immediately after each Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

(d) Each Borrowing and other Credit Event that occurs after the Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02 First Credit Event. On or prior to the Closing Date:

(a) The Administrative Agent (or its counsel) shall have received from each of the Borrower, the Issuing Banks and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a written opinion of Goodwin Procter LLP, as special counsel for the Loan Parties and a written opinion of Katten Muchin Rosenman LLP, as special Texas counsel for the Loan Parties (A) dated the Closing Date, (B) addressed to each Issuing Bank, the Administrative Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:

(i) a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(v) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(vi) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.

(d) The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the closing under this Agreement, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made).

(e) The Administrative Agent shall have received the financial statements referred to in Section 3.05.

(f) The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the Borrower confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date.

(g) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of King & Spalding LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document on or prior to the Closing Date (which amounts may be offset against the proceeds of the Loans).

(h) Except as set forth in Schedule 5.12 (which, for the avoidance of doubt, shall override the applicable clauses of the definition of “Collateral and Guarantee Requirement”) and subject to the grace periods and post-closing periods set forth in such definition, the Collateral and Guarantee Requirement shall be satisfied (or waived) as of the Closing Date.

(i) The Administrative Agent shall have received all documentation and other information required by Section 3.25(a), to the extent such information has been requested not less than three (3) Business Days prior to the Closing Date. On or prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(j) The Borrower shall have delivered to the Administrative Agent a certificate dated as of the Closing Date, to the effect set forth in Sections 4.01(b) and (c) hereof.

(k) On the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby, none of the Borrower or any of the Subsidiaries shall have any third party Indebtedness of the type described in clause (a) of the definition thereof other than (i) the Loans and other extensions of credit under this Agreement (including the Existing Roll-Over Letters of Credit, which shall be deemed to be Letters of Credit issued under and subject to this Agreement), other Indebtedness permitted to be incurred or outstanding on or prior to the Closing Date, (ii) other Indebtedness incurred for capital expenditures or working capital purposes and (iii) other Indebtedness permitted under Section 6.01 or approved by the Lead Arranger in their reasonable discretion.

For purposes of determining compliance with the conditions specified in Section 4.01 and this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

Section 5.01 Existence; Business and Properties. i) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided, that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries (except in each case as permitted under Section 6.05).

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

Section 5.02 Insurance. i) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Borrower and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b) Except as the Administrative Agent may agree in its reasonable discretion, cause all such property and casualty insurance policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent; cause each such policy covered by this clause (b) to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (b), a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.

(c) In addition to the insurance coverage set forth in clause (a) above, the Borrower shall enter into (and maintain at all times) contracts with one or more insurance carriers (including, but not limited to, CNA Financial Group or AmTrust Financial Group) as necessary in the good faith determination of the borrower to ensure that the Borrower and its Subsidiaries have adequate default insurance to continue to offer its Lenders Protection Program product consistent with historical business practices; provided, however, in the event Borrower is no longer party to such contracts with at least one insurance carrier, the Borrower shall enter into such contracts with one or more insurance carriers within sixty (60) days after any such event.

(d) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties; and

(iii) except with respect to subsection (c) above, the amount and type of insurance that the Borrower and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 5.02.

Section 5.03 Taxes. Pay its obligations in respect of all Tax liabilities, governmental assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04 Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within 120 days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 2021, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, which related consolidated balance sheets and related consolidated statements of income or operations, stockholders’ or members’ equity and cash flows shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit (other than an emphasis matter paragraph) or as to the status of the Borrower or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from, (w) an upcoming maturity date under any series of Indebtedness for borrowed money, (x) any potential or actual breach of any Financial Covenant, (y) any prospective breach of any financial covenant under any Indebtedness for borrowed money or (z) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of annual reports on Form 10-K (or any successor or comparable form) of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended on March 31, 2021), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q (or any successor or comparable form) of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c) concurrently with any delivery of financial statements under clause (a) or (b) above (commencing with the delivery of financial statements under clause (b) above for the quarter ended March 31, 2021), a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 5.04(c) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) commencing with the end of the first full fiscal quarter ending after the Closing Date, setting forth (A) computations in reasonable detail demonstrating compliance with the Financial Covenants, (B) any Excluded Contributions designated as such during the most recently ended fiscal quarter and (C) any Net Proceeds reinvested during the most recently ended fiscal quarter in accordance with such definition;

(d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or the website of the SEC and written notice of such posting has been delivered to the Administrative Agent;

(e) within 90 days (or such later date as the Administrative Agent may agree in its reasonable discretion) after the beginning of each fiscal year (commencing with the fiscal year ending on December 31, 2022), a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Budget”) that is based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof;

(f) upon the reasonable request of the Administrative Agent not more frequently than once a year, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this clause (f) or Section 5.10(f);

(g) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation; and

(h) promptly, from time to time, such other customary information regarding the operations, business affairs and financial condition of the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); provided, that, for the avoidance of doubt, the Borrower will not be required to provide (i) any financial information the Borrower does not maintain in the ordinary course of business or that is not reasonably available to the Borrower under its current reporting systems, (ii) trade secrets or information to the extent that the provision thereof would violate any law, rule or regulation, binding agreement, fiduciary duty, or any obligation of confidentiality binding upon, or waive any privilege that may be asserted by, the Borrower or any of its Affiliates or (iii) any information to the extent that the provision thereof would impact the position taken in any consolidated, combined or unitary tax return filed by the Borrower or any of its subsidiaries or any of its or their respective predecessor entities, or affect in any way any of the foregoing’s obligation to file, or assertion that it is not obligated to file, any such tax return.

The Borrower hereby acknowledges and agrees that all financial statements furnished pursuant to clauses (a), (b) and (d) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions Laws in connection with the Borrower’s or its Subsidiaries’ business operations.

Section 5.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives of the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives of the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any of the Subsidiaries with the officers thereof, in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract; provided, however, that unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of costs of any such visit or inspection other than one visit per year by the Administrative Agent.

Section 5.08 Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.12 and Section 3.25(c).

Section 5.09 Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Further Assurances; Additional Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), that the Administrative Agent may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any asset (other than Real Property) that has an individual fair market value (as determined in good faith by the Borrower) in an amount greater than $5,000,000 is acquired by the Borrower or any Subsidiary Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets constituting Excluded Property), the Borrower or such Subsidiary Loan Party, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Subsidiary Loan Parties to take, such actions as shall be reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in clause (a) of this Section 5.10, all at the expense of the Loan Parties, subject to clause (g) below.

(c) [Reserved].

(d) If any additional direct or indirect Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Subsidiary that is required to become a Subsidiary Loan Party, within 30 Business Days after the date such Subsidiary is formed or acquired (or such longer period as the Administrative Agent may agree in its reasonable discretion), notify the Collateral Agent thereof and, within 45 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Administrative Agent may agree in its reasonable discretion (or, with respect to clauses (f), (g) and (h) of the definition of “Collateral and Guarantee Requirement,” within 120 days after such formation or acquisition or such longer period as set forth therein or as the Administrative Agent may agree in its reasonable discretion, as applicable), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below.

(e) If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary of a Loan Party, within 30 Business Days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Administrative Agent may agree in its reasonable discretion), notify the Collateral Agent thereof and, within 45 Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Administrative Agent may agree in its reasonable discretion, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below.

(f) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) [reserved], (C) in any Loan Party’s jurisdiction of organization or (D) in the location of the chief executive office of any Loan Party that is not a registered organization; provided, that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within 30 days following such change (or such longer period as the Administrative Agent may agree in its reasonable discretion), under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

(g) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property, (ii) (x) motor vehicles, railcars, trailers, aircraft, aircraft engines, construction and earth moving equipment and other assets subject to certificates of title other than to the extent a Lien on such assets can be perfected by filing a UCC-1, (y) letter of credit rights (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1) and (z) commercial tort claims with a value of less than $5,000,000, (iii) pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is permitted under Section 6.09(c) and such restriction is binding on such assets (1) on the Closing Date or (2) on the date of the acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(i))) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code and other applicable law) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received), (iv) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Borrower in consultation with the Administrative Agent, (v) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower or any Guarantor) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code and other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (vi) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby, (vii) any governmental licenses or state or local licenses, franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code and other applicable law, (viii) any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has been filed, (ix) other customary exclusions under applicable local law or in applicable local jurisdictions set forth in any applicable Security Documents or otherwise separately agreed in writing between the Administrative Agent and the Borrower, (x) [reserved], (xi) any Excluded Securities, (xii) any Third Party Funds, (xiii) any equipment or other asset that is subject to a Lien permitted by any of clauses (c), (i), (j), (aa) or (mm) of Section 6.02 or is otherwise subject to a purchase money debt or a Capitalized Lease Obligation, in each case, as permitted by Section 6.01, if the contract or other agreement providing for such debt or Capitalized Lease Obligation prohibits or requires the consent of any person (other than the Borrower or any Guarantor) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted hereunder (after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code or other applicable law), in each case, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (xiv) cash to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted under this Agreement and prohibit the granting of a Lien, (xv) any segregated deposits that constitute Permitted Liens and are prohibited from being subject to other Liens, (xvi) assets sold in compliance with this Agreement to a person who is not a ~~Subsidiary~~ Guarantor, (xvii) assets owned by a ~~Subsidiary~~ Guarantor after the release of the guaranty of such ~~Subsidiary~~ Guarantor pursuant to this Agreement, (xviii) any deposit account that is used for the purpose of making payroll and withholding tax payments related thereto and other employee wage and benefits payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (xix) any Foreign Subsidiary to the extent that such grant of a security interest therein would result in any breach of corporate benefit, financial assistance, capital preservation, fraudulent preference, thin capitalization rules, or any other law or regulation (or analogous restriction) of the jurisdiction of organization of such person or result in any risk to the officers or directors of such person of a civil or criminal liability, (xx) property and assets released in accordance with this Agreement and (xxi) any other exceptions mutually agreed upon between the Borrower and the Administrative Agent; provided, that the Borrower may in its sole discretion elect to exclude any property from the definition of “Excluded Property.” Notwithstanding anything herein to the contrary, (A) the Administrative Agent may grant extensions of time or waivers of requirements for the creation or perfection of security interests or other Liens in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense or by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (B) no control agreement or control, lockbox or similar arrangement shall be required with respect to any deposit accounts, securities accounts or commodities accounts, (C) no landlord, mortgagee or bailee waivers or collateral access agreements shall be required, (D) no foreign-law governed security documents or perfection under foreign law shall be required, nor shall the Administrative Agent be authorized to take any action outside the United States to create any security interest in assets located or titled outside of the United States or to perfect or make enforceable any security interests in any such assets, (E) share certificates of any person that is not a Subsidiary or of any Foreign Subsidiary shall not be required to be delivered, (F) no notice shall be required to be sent to account debtors or other contractual third parties prior to an Event of Default and (G) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents.

Section 5.11 [Reserved].

Section 5.12 Post-Closing. Take all necessary actions to satisfy the items described on Schedule 5.12 within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its reasonable discretion).

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of the Subsidiaries to:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) (i) Indebtedness existing or committed on the Closing Date (provided, that any such Indebtedness that is (x) not intercompany Indebtedness and (y) in excess of $2,000,000 shall be set forth on Schedule 6.01) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than (x) intercompany Indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary and (y) to the extent set forth on Schedule 6.01);

(b) (i) Indebtedness created hereunder (including pursuant to Section 2.21) and under the other Loan Documents and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c) Indebtedness of the Borrower or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d) Indebtedness in respect of self-insurance and Indebtedness and other obligations owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice;

(e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties incurred pursuant to this Section 6.01(e) shall be subject to Section 6.04 and (ii) Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party incurred pursuant to this Section 6.01(e) shall be subordinated to the Loan Obligations under this Agreement on subordination terms described in the intercompany note substantially in the form of Exhibit J hereto or on substantially identical subordination terms or other subordination terms reasonably satisfactory to the Administrative Agent and the Borrower;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in each case incurred in the ordinary course of business or other cash management services incurred in the ordinary course of business or consistent with past practice;

(h) (i) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness otherwise incurred or assumed by the Borrower or any Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Acquisition) or any Investment or New Project permitted hereunder, where such acquisition, merger or consolidation, Investment or New Project is not prohibited by this Agreement; provided, that (x) the Net Total Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation, Investment or New Project, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is not greater than 3.00:1.00 and (y) in the case of any such Indebtedness incurred under this clause (h)(i) by a Subsidiary other than a Subsidiary Loan Party that is incurred in contemplation of such acquisition, merger or consolidation, Investment or New Project, the aggregate outstanding principal amount of such Indebtedness immediately after giving effect to such acquisition, merger or consolidation, Investment or New Project, the incurrence of such Indebtedness and the use of proceeds thereof and any related transactions, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(h)(i)(y) and Section 6.01(s)(i) that are incurred by Subsidiaries other than the Subsidiary Loan Parties, shall not exceed the greater of $9,000,000 and 0.15 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(i) (i) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, installation, repair, replacement or improvement of the respective property (real or personal), equipment or other asset (whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, installation, repair, replacement or improvement, in an aggregate principal amount outstanding that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i)(i), would not exceed the greater of $15,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(j) (i) Capitalized Lease Obligations and any other Indebtedness incurred by the Borrower or any Subsidiary arising from any Sale and Lease-Back Transaction that is permitted under Section 6.03 and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(k) (i) Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $15,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(l) Indebtedness of the Borrower or any Subsidiary in an aggregate outstanding principal amount not greater than 100% of the amount of net cash proceeds received by the Borrower from (x) the issuance or sale of its Qualified Equity Interests or (y) a contribution to its common equity (in each case of (x) and (y), other than proceeds from the sale of Equity Interests to, or contributions from, the Borrower or any of its Subsidiaries), to the extent such net cash proceeds do not constitute Excluded Contributions;

(m) Guarantees (i) by the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(l) or 6.04(v)), (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party, and (iv) by the Borrower of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties incurred for working capital purposes in the ordinary course of business or consistent with past practice on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01 to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(l) or Section 6.04(v)); provided, that Guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(n) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Acquisition, other Investments or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice;

(p) Guarantees by the Borrower or any Subsidiary of Indebtedness under customer financing lines of credit entered into in the ordinary course of business or consistent with past practice;

(q) Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;

(r) to the extent constituting Indebtedness, Convertible Securities so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Net Total Leverage Ratio on a Pro Forma Basis is not greater than 3.25:1.00 (or, beginning with the fiscal quarter ending December 31, 2022, the Net Total Leverage Ratio is not greater than 2.75:1.00);

(s) (i) unsecured Indebtedness in an aggregate principal amount outstanding not to exceed the sum of (x) $50,000,000, plus (y) an unlimited amount so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Net Total Leverage Ratio on a Pro Forma Basis is not greater than 2.50:1.00; provided, that the aggregate principal amount of Indebtedness outstanding under this clause (s)(i) at such time that is incurred by a Subsidiary other than a Subsidiary Loan Party shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(h)(i)(y) and this Section 6.01(s)(i) that are incurred by Subsidiaries other than the Subsidiary Loan Parties, the greater of $9,000,000 and 0.15 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(t) (i) Indebtedness of Subsidiaries that are not Subsidiary Loan Parties in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(t), would not exceed the greater of $9,000,000 and 0.15 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(u) Indebtedness incurred in the ordinary course of business or consistent with past practice in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business or consistent with past practice and not in connection with the borrowing of money or any Hedging Agreements;

(v) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business or consistent with past practice;

(w) [reserved];

(x) obligations in respect of Cash Management Agreements;

(y) (i) Refinancing Notes and (ii) any Permitted Refinancing Indebtedness incurred in respect thereof;

(z) [reserved];

(aa) [reserved];

(bb) (i) Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(bb), would not exceed the greater of $45,000,000 and 0.75 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(cc) Indebtedness issued by the Borrower or any Subsidiary to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.06;

(dd) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Acquisitions or any other Investment permitted hereunder;

(ee) Indebtedness of the Borrower or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business or consistent with past practice in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower and its Subsidiaries;

(ff) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(gg) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit (or a letter of credit issued under any other revolving credit or letter of credit facility permitted by Section 6.01);

(hh) (i) Indebtedness under bilateral, working capital or local facilities in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(hh)(i), would not exceed the greater of $6,000,000 and 0.10 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(ii) all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (hh) above or refinancings thereof.

For purposes of determining compliance with this Section 6.01 or Section 6.02, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), accrued interest, defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (ii) but may be permitted in part under any combination thereof, (B) [reserved], (C) in connection with (1) the incurrence of revolving loan Indebtedness under this Section 6.01 or (2) any commitment relating to the incurrence of Indebtedness under this Section 6.01 and the granting of any Lien to secure such Indebtedness, the Borrower or applicable Subsidiary may designate the incurrence of such Indebtedness and the granting of such Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence and the granting of such Lien therefor will be deemed for purposes of this Section 6.01 and Section 6.02 of this Agreement to have been incurred or granted on such Deemed Date, including, without limitation, for purposes of calculating usage of any baskets hereunder (if applicable), the Net Total Leverage Ratio, the Net Secured Leverage Ratio and EBITDA (and all such calculations, without duplication, on the Deemed Date and on any subsequent date until such commitment is funded or terminated or such election is rescinded without the incurrence thereby shall be made on a Pro Forma Basis after giving effect to the deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith) and (D) for purposes of calculating the Net Total Leverage Ratio under Section 6.01(h) or (s) on any date of incurrence of Indebtedness pursuant to such Section 6.01(h) and/or (s), the net cash proceeds funded by financing sources upon the incurrence of such Indebtedness incurred at such time of calculation shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Net Total Leverage Ratio at such time. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

With respect to the incurrence of any Indebtedness for borrowed money pursuant to Section 6.01(h)(i) and Section 6.01(s)(i), (1) the stated maturity date of any such Indebtedness shall be no earlier than the Term A Facility Maturity Date as in effect at the time such Indebtedness is incurred and (2) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Term A Loans in effect at the time such Indebtedness is incurred.

Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities owned by such Borrower or Subsidiary) of the Borrower or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date (or created following the Closing Date pursuant to agreements in existence on the Closing Date (or refinancings thereof) requiring the creation of such Liens) and, to the extent securing Indebtedness in an aggregate principal amount in excess of $2,000,000, set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01 except to the extent set forth on Schedule 6.02(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b) any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements);

(c) any Lien on any property or asset of the Borrower or any Subsidiary securing (x) Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Acquisition), which Indebtedness is permitted by Section 6.01(h), or (y) any Permitted Refinancing Indebtedness in respect thereof permitted by Section 6.01(h); provided that (i) such Liens do not apply to any property or assets of the Borrower or any Subsidiary other than the property or assets acquired in the applicable acquisition, (ii) in the case of Liens on the Collateral that are (or are intended to be) junior in priority to the Liens on the Collateral securing the Term A Loans, such Liens shall be subject to a Permitted Junior Intercreditor Agreement and (iii) in the case of Liens on the Collateral that are (or are intended to be) pari passu with the Liens on the Collateral securing the Term A Loans, (x) such Liens shall be subject to a Permitted Pari Passu Intercreditor Agreement and (y) any Indebtedness for borrowed money incurred in the form of term loans that are incurred in contemplation of an acquisition, merger or consolidation and that are secured by such Liens shall be subject to the last paragraph of Section 6.02;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law, such as landlord’s (including for this purpose landlord’s Liens created pursuant to the applicable lease), carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance, employers’ health tax and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, servitudes, declarations, homeowners’ associations and similar agreements and other restrictions (including minor defects and irregularities in title and similar encumbrances) on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i) Liens securing Indebtedness permitted by Section 6.01(i) or (j); provided, that such Liens do not apply to any property or assets of the Borrower or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby) or Disposed of in the applicable Sale and Lease-Back Transaction, and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(j) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.03, so long as such Liens attach only to the property Disposed of and being leased in such transaction and any accessions and additions thereto, proceeds and products thereof, customary security deposits and related property;

(k) Liens (i) securing judgments that do not constitute an Event of Default under Section 7.01(j), (ii) arising out of judgments or awards against a Loan Party or any of its Subsidiaries with respect to which an appeal or other appropriate proceeding for review is then being diligently pursued in good faith and (iii) constituting notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings, in each case of clauses (ii) and (iii) for which adequate reserves have been made;

(l) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to the Collateral and Guarantee Requirement, Section 5.10 or Schedule 5.12 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and any accessions and additions thereto or proceeds and products thereof and related property; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(n) Liens that are contractual rights of set-off (and related pledges) (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Subsidiary in the ordinary course of business;

(o) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;

(p) Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations and completion guarantees permitted under Section 6.01(f) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and completion guarantees and the proceeds and products thereof;

(q) leases or subleases, licenses or sublicenses granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t) (i) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01 and (ii) Liens with respect to property or assets of the applicable joint venture or the Equity Interests of such joint venture securing Indebtedness permitted under Section 6.01 (it being understood that with respect to any Liens on the Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(u) Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w) agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(x) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or equivalent filings;

(y) Liens (i) Equity Interests of joint ventures pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of Unrestricted Subsidiaries;

(z) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(aa) [reserved];

(bb) Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(cc) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(dd) Liens securing Indebtedness or other obligation (i) of the Borrower or a Subsidiary in favor of the Borrower or any Subsidiary Loan Party and (ii) of any Subsidiary that is not Loan Party in favor of any Subsidiary that is not a Loan Party;

(ee) Liens (i) on not more than $5,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes and (ii) on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;

(ff) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(gg) [reserved];

(hh) [reserved];

(ii) (x) Liens on Collateral that are Other First Liens, so long as such Other First Liens secure Indebtedness permitted by Section 6.01(b) or 6.01(y) (and, in each case, Permitted Refinancing Indebtedness in respect thereof), and (y) Liens on Collateral that are Junior Liens, so long as such Junior Liens secure Indebtedness permitted by Section 6.01(b) or 6.01(y) (and, in each case, Permitted Refinancing Indebtedness in respect thereof);

(jj) Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Borrower or any of the Subsidiaries in the ordinary course of business or consistent with past practice;

(kk) Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.02; provided, however, that (v) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Junior Liens, then such Liens on such Collateral being incurred under this clause (kk) shall also be Junior Liens, (w) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were Other First Liens, then such Liens on such Collateral being incurred under this clause (kk) may also be Other First Liens or Junior Liens, (x) (other than Liens contemplated by the foregoing clauses (v) and (w)) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses, and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Loan Party;

(ll) Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations in an aggregate outstanding principal amount outstanding that, immediately after giving effect to the incurrence of such Liens, would not exceed the greater of $15,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(mm) Liens on property of, or on Equity Interests or Indebtedness of, any person existing at the time (A) such person becomes a Subsidiary of the Borrower or (B) such person or property is acquired by the Borrower or any Subsidiary; provided that (i) such Liens do not extend to any other assets of the Borrower or any Subsidiary (other than accessions and additions thereto and proceeds or products thereof and other than after-acquired property) and (ii) such Liens secure only those obligations which they secure on the date such person becomes a Subsidiary or the date of such acquisition (and any extensions, renewals, replacements or refinancings thereof);

(nn) Liens (i) on inventory held by and granted to a local distribution company in the ordinary course of business and (ii) in accounts purchased and collected by and grated to a local distribution company that has agreed to make payments to the Borrower or any of its Subsidiaries for such amounts in the ordinary course of business;

(oo) Liens on any property or asset of the Borrower or any Subsidiary to secure Indebtedness permitted by Section 6.01(hh); provided that such Liens shall only secure any property or asset owned by the Borrower or Subsidiary incurring such Indebtedness; and

(pp) Liens on equipment of the Borrower or any Subsidiary granted in the ordinary course of business or consistent with past practice.

For purposes of determining compliance with this Section 6.02, a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (pp) but may be permitted in part under any combination thereof. In addition, with respect to any revolving loan Indebtedness or commitment to incur Indebtedness that is designated to be incurred on any Deemed Date pursuant to clause (C) of the third to last paragraph of Section 6.01, any Lien that does or that shall secure such Indebtedness may also be designated by the Borrower or any Subsidiary to be incurred on such Deemed Date and, in such event, any related subsequent actual incurrence of such Lien shall be deemed for purposes of Section 6.01 and 6.02 of this Agreement, without duplication, to be incurred on such prior date (and on any subsequent date until such commitment is funded or terminated or such election is rescinded or until such time as the related Indebtedness is no longer deemed outstanding pursuant to clause (C) of the third to last paragraph of Section 6.01), including for purposes of calculating usage of any Permitted Lien. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Section 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted (a) with respect to (i) Excluded Property, (ii) property owned by the Borrower or any Subsidiary Loan Party that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within eighteen months of the acquisition of such property or (iii) property owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired, and (b) with respect to any other property owned by the Borrower or any Subsidiary Loan Party, if such Sale and Lease-Back Transaction is of property owned by the Borrower or any Subsidiary Loan Party as of the Closing Date, the Net Proceeds therefrom are used to prepay the Term Loans to the extent required by Section 2.11(b).

Section 6.04 Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or payments in respect of any Guarantees of the Indebtedness of any other person (other than in respect of (A) intercompany liabilities incurred in connection with the cash management, tax and accounting operations of the Borrower and the Subsidiaries and (B) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business or consistent with past practice), or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:

(a) [reserved];

(b) (i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary (or any entity that will become a Subsidiary as a result of such Investment); (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary; provided that, as at any date of determination, the aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) of (A) Investments made after the Closing Date by the Loan Parties pursuant to subclause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net outstanding intercompany loans made outside the ordinary course of business after the Closing Date by the Loan Parties to Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (ii), plus (C) outstanding Guarantees by the Loan Parties of Indebtedness after the Closing Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (iii) shall not exceed the greater of $9,000,000 and 0.15 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;

(e) loans and advances to, or Guarantees of Indebtedness of, officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business or consistent with past practice in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the greater of $6,000,000 and 0.10 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (ii) in respect of payroll payments and expenses in the ordinary course of business or consistent with past practice, (iii) for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business or consistent with past practice and (iv) in connection with such person’s purchase of Equity Interests of the Borrower solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business or consistent with past practice and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business or consistent with past practice;

(g) Hedging Agreements entered into for non-speculative purposes and Permitted Call Spread Agreements;

(h) Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment or contractual commitment as in existence on the Closing Date or as otherwise permitted by this Section 6.04);

(i) Investments resulting from pledges and deposits under Sections 6.02(f), (g), (o), (r), (s), (ee) and (ll);

(j) Investments by the Borrower or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the greater of $30,000,000 and 0.50 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided that if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(j);

(k) Investments constituting Permitted Acquisitions;

(l) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or consistent with past practice or Investments acquired by the Borrower or a Subsidiary as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m) Investments of a Subsidiary acquired after the Closing Date or of a person merged into the Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, to the extent permitted in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n) acquisitions by the Borrower of obligations of one or more officers or other employees of the Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the Borrower, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(o) intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(m);

(p) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower;

(r) Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by the Borrower or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined in good faith by the Borrower, so contributed pursuant to this clause (r) shall not in the aggregate exceed the greater of $6,000,000 and 0.10 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) in respect of each such contribution, a Responsible Officer of the Borrower shall certify, in a form to be agreed upon by the Borrower and the Administrative Agent (x) immediately after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value (as determined in good faith by the Borrower) of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied;

(s) Investments consisting of Restricted Payments permitted under Section 6.06;

(t) Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(u) [reserved];

(v) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);

(w) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

(x) Investments by the Borrower and its Subsidiaries, including loans to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(y) [reserved];

(z) loans or advances to members representing their deferred initiation deposits or fees, arising in the ordinary course of business or consistent with past practice;

(aa) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property in each case in the ordinary course of business or consistent with past practice;

(bb) [reserved];

(cc) Investments in joint ventures; provided that the aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) of Investments made after the Closing Date pursuant to this Section 6.04(cc) shall not exceed the greater of $24,000,000 and 0.40 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that if any Investment pursuant to this Section 6.04(cc) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(cc);

(dd) [reserved];

(ee) Investments in any Unrestricted Subsidiaries after giving effect to the applicable Investments, in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) not to exceed $9,000,000 and 0.15 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that if any Investment pursuant to this Section 6.04(ee) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(ee);

(ff) any Investment so long as, immediately after giving effect to such Investment, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed 3.00:1.00; provided that no Event of Default shall have occurred and be continuing;

(gg) Investments made in an aggregate amount not to exceed the aggregate amount of Excluded Contributions; and

(hh) Investments made (i) in connection with the exercise of any subscriptions, options, warrants, calls, puts or other rights or commitments pursuant to agreements set forth on Schedule 3.08(b) or (ii) in satisfaction of obligations under joint venture agreements existing on the Closing Date.

The amount of Investments that may be made at any time pursuant to the proviso in Section 6.04(b) or Section 6.04(j) (such Sections, the “Related Sections”) may, at the election of the Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided, that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

Any Investment in any person other than the Borrower or a Subsidiary Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above.

The amount of any Investment made other than in the form of cash or cash equivalents shall be the fair market value thereof, which shall be determined in good faith by the Borrower and may be determined either, at the option of the Borrower, at the time of such Investment or as of the date of the definitive agreement with respect to such Investment, and without giving effect to any subsequent change in value.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment.

For purposes of determining compliance with this covenant, an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof) described in Section 6.04(a) through (hh) but may be permitted in part under any combination thereof.

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this Section 6.05 shall not prohibit:

(a) (i) the purchase and Disposition of inventory, or the sale of receivables pursuant to non-recourse factoring arrangements, in each case in the ordinary course of business by the Borrower or any Subsidiary or the conversion of accounts receivable to notes receivable, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrower), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or determined in good faith by the Borrower to be no longer used or useful or necessary in the operation of the business of the Borrower or any Subsidiary, or (iv) the Disposition of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or consolidation of any Subsidiary with or into the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger or consolidation of any Subsidiary with or into any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrower or a Subsidiary Loan Party receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party with or into any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary, if the Borrower determines in good faith that such liquidation, dissolution or change in form is advisable or in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary may merge or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.04), which shall be a Loan Party if the merging or consolidating Subsidiary was a Loan Party (unless otherwise permitted by Section 6.04) and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.10 or (vi) any Subsidiary may merge or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;

(c) Dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any Dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.04;

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06;

(f) Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) [reserved];

(h) Permitted Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Acquisition); provided, that following any such merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving entity or the requirements of Section 6.05(o) are otherwise complied with;

(i) leases, assignments, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business or consistent with past practice;

(j) Dispositions of inventory or sales, transfers, dedication to the public, abandonment or other Dispositions of Intellectual Property of the Borrower and its Subsidiaries determined by the management of the Borrower, in its reasonable business judgment, to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries;

(k) acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of clause (a) of the definition of “Net Proceeds”;

(l) [reserved];

(m) to the extent constituting a Disposition, any termination, settlement, extinguishment or unwinding of obligations in respect of any Hedging Agreement;

(n) any exchange of assets for services and/or other assets used or useful in a Similar Business of comparable or greater value; provided, that (i) to the extent the consideration received consists of assets, at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $3,000,000, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $6,000,000, such exchange shall have been approved by at least a majority of the Board of Directors of the Borrower; provided, further, that (A) no Default or Event of Default exists or would result therefrom, (B) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b) to the extent required thereby and (C) with respect to any exchange of assets for services, immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance;

(o) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary or any other person may be merged, amalgamated or consolidated with or into the Borrower, provided that (A) the Borrower shall be the surviving entity or (B) if the surviving entity is not the Borrower (such other person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Subsidiary Guarantee Agreement confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3) and (5) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation does not violate this Agreement or any other Loan Document and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the Collateral and Guarantee Requirement to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement);

(p) Dispositions in connection with the exercise of any subscriptions, options, warrants, puts, calls or other rights or commitments pursuant to agreements set forth on Schedule 3.08(b);

(q) any Disposition that is for fair market value (as determined in good faith by the Borrower), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04, (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (iii) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash, cash equivalents, or Permitted Investments; provided, that the provisions of this clause (q) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value (as determined in good faith by the Borrower) of less than $6,000,000 or to other transactions involving assets with a fair market value (as determined in good faith by the Borrower) of not more than the greater of $12,000,000 and 0.20 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period in the aggregate for all such transactions during the term of this Agreement; provided, further, that for purposes of this clause (q), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary from the transferee that are converted by the Borrower or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received), (c) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $30,000,000 and 0.50 times the EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (d) the amount of Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that the Borrower and each other Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale and (e) consideration consisting of Indebtedness of the Borrower or a Subsidiary (other than Indebtedness that is subordinated in right of payment to the Loan Obligations) received from persons who are not the Borrower or a Subsidiary in connection with the Asset Sale and that is cancelled;

(r) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture investors set forth in joint venture arrangements; and

(s) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial Intellectual Property that is, in the reasonable good faith judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole.

For purposes of this Agreement, the fair market value of any assets acquired, leased, exchanged, Disposed of, sold, conveyed or transferred by the Borrower or any Subsidiary shall be determined in good faith by the Borrower and may be determined either, at the option of the Borrower, at the time of such acquisition, lease, exchange, Disposition, sale, conveyance or transfer, as applicable, or as of the date of the definitive agreement with respect to such acquisition, lease, exchange, Disposition, sale, conveyance or transfer, as applicable.

Section 6.06 Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make, directly or indirectly, any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Borrower’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:

(a) Restricted Payments may be made to the Borrower or any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

(b) Restricted Payments may be made in respect of (i) general corporate operating and overhead, legal, accounting and other professional fees and expenses of any Parent Entity, (ii) fees and expenses related to any public offering or private placement of Equity Interests or Indebtedness of any Parent Entity whether or not consummated, (iii) franchise and similar taxes and other fees and expenses in connection with the maintenance of any Parent Entity’s existence and any Parent Entity’s ownership of the Borrower, (iv) payments permitted by Section 6.07(b) (other than Section 6.07(b)(vii)), (v) any taxable period (or portion thereof) for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal and/or applicable state, local or foreign tax purposes of which a direct or indirect parent of the Borrower is the common parent, or for which the Borrower is a disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state, local or foreign tax purposes, Restricted Payments to any direct or indirect parent of the Borrower in an amount not to exceed the amount of any U.S. federal, state, local and/or foreign income taxes that the Borrower and/or its Subsidiaries, as applicable, would have paid for such taxable period (or portion thereof) had the Borrower and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group (without duplication, for the avoidance of doubt, of any amount of such taxes actually directly paid by the Borrower and/or any of its Subsidiaries to the relevant taxing authority, if any) and (vi) customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers, directors, employees and consultants of any Parent Entity, in each case in order to permit any Parent Entity to make such payments; provided, that in the case of subclauses (i) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such subclauses (i) and (iii) that are allocable to the Borrower and its Subsidiaries (which (x) shall be 100% at any time that, as the case may be, any Parent Entity owns no material assets other than the Equity Interests of the Borrower or any other Parent Entity and assets incidental to such equity ownership and (y) in all other cases shall be as determined in good faith by the Borrower);

(c) Restricted Payments may be made, the proceeds of which are used to purchase or redeem the Equity Interests of the Borrower (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Borrower or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (c), together with the accelerated TRA Payments made under clause (f) of this Section 6.06, shall not exceed $75,000,000 in the aggregate (plus (x) the amount of net proceeds received by the Borrower during such calendar year from sales of Equity Interests of the Borrower to directors, consultants, officers or employees of the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements, (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, and (z) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Borrower or the Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity Interests), which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Borrower or any Subsidiary from members of management of the Borrower or its Subsidiaries in connection with a repurchase of Equity Interests of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(d) any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) [reserved];

(f) Restricted Payments may be made as required under the Tax Receivable Agreement; provided that any Restricted Payments made on an accelerated basis prior to the due date thereof under the Tax Receivable Agreement as in effect on the Closing Date, together with the amount of Restricted Payments made under clause (c) of this Section 6.06, shall not, in the aggregate, exceed $75,000,000;

(g) Restricted Payments may be made to pay, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(h) [reserved];

(i) Restricted Payments may be made to any Parent Entity to finance any Investment that if made by the Borrower or any Subsidiary directly would be permitted to be made pursuant to Section 6.04; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrower or a Subsidiary in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10;

(j) Restricted Payments may be made in an aggregate amount not to exceed greater of $15,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(k) [reserved];

(l) Restricted Payments may be made in an aggregate amount not to exceed the aggregate amount of Excluded Contributions; and

(m) any Restricted Payment may be made so long as no Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect to such Restricted Payment, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed 2.50:1.00.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment or redemption, purchased, defeasance or other payment would have complied with the provisions of this Agreement.

The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof, which shall be determined in good faith by the Borrower and may be determined either, at the option of the Borrower, at the time of such Restricted Payment or as of the date of the definitive agreement with respect to such Restricted Payment.

For purposes of determining compliance with this covenant, a Restricted Payment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in Section 6.06(a) through (n) but may be permitted in part under any combination thereof.

Section 6.07 Transactions with Affiliates. i) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Borrower and the Subsidiaries or any person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of the greater of $6,000,000 and 0.10 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms that are substantially no less favorable, when taken as a whole, to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of the Borrower or such Subsidiary in good faith.

(b) The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Borrower or any Parent Entity,

(ii) loans or advances to employees or consultants of the Borrower (or any Parent Entity) or any of the Subsidiaries in accordance with Section 6.04(e),

(iii) transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which the Borrower or a Subsidiary is the surviving entity),

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities and employment and severance arrangements provided to, or on behalf of or for the benefit of, directors, officers, consultants and employees of the Borrower (or any Parent Entity) and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrower and its Subsidiaries which (x) shall be 100% for so long as such Parent Entity owns no assets other than the Equity Interests of the Borrower or another Parent Entity and assets incidental to the ownership of the Borrower and its Subsidiaries and (y) in all other cases shall be as determined in good faith by management of the Borrower),

(v) subject to the limitations set forth in Section 6.07(b)(xiv), if applicable, permitted transactions, agreements and arrangements in existence on the Closing Date and, to the extent involving aggregate consideration in excess of $2,000,000, set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not materially adverse to the Lenders when taken as a whole (as determined by the Borrower in good faith),

(vi) (A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii) Restricted Payments permitted under Section 6.06 and Investments permitted under Section 6.04,

(viii) [reserved],

(ix) [reserved],

(x) transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,

(xi) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable, when taken as a whole, to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair, when taken as a whole, to the Borrower or such Subsidiary, as applicable, from a financial point of view,

(xii) [reserved],

(xiii) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business or consistent with past practice,

(xiv) [reserved],

(xv) the issuance, sale or transfer of Equity Interests of the Borrower or any Subsidiary and capital contributions to the Borrower or any Subsidiary,

(xvi) transactions under the Tax Receivable Agreement,

(xvii) payments by the Borrower and the Subsidiaries pursuant to a tax sharing agreement or arrangement (whether written or as a matter of practice) that complies with clause (v) of Section 6.06(b),

(xviii) [reserved],

(xix) payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,

(xx) transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Subsidiaries (in the good faith determination of the Borrower),

(xxi) transactions between the Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower; provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity,

(xxii) transactions permitted by, and complying with, the provisions of Section 6.05, and

(xxiii) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

Section 6.08 Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the ~~Closing~~First Amendment Effective Date or any Similar Business.

Section 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. i) Amend or modify in any manner materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower)), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any of the Subsidiary Loan Parties (other than in connection with a transaction otherwise permitted under this Agreement).

(b) (1) Make, directly or indirectly, any voluntary prepayment in cash of, or in respect of, principal of or interest on any Junior Financing, except for:

(A) Refinancings with any Indebtedness permitted to be incurred under Section 6.01;

(B) payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing (or within twelve months thereof (excluding payments of principal in violation of any applicable Intercreditor Agreement));

(C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Borrower from the issuance, sale or exchange of Equity Interests that are not Disqualified Stock;

(D) the conversion of any Junior Financing to Equity Interests of the Borrower;

(E) [reserved].

(F) payments and distributions in an aggregate amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the greater of $15,000,000 and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that no Event of Default shall have occurred and be continuing;

(G) any Net Share Settlement in respect of Convertible Securities constituting Junior Financing in an amount not to exceed the outstanding principal amount of the Convertible Securities acquired upon the conversion for which such Net Share Settlement is paid; provided that, after giving effect to such Net Share Settlement, the aggregate amount of (x) the Borrower’s total unrestricted cash (calculated in a manner consistent with the consolidated balance sheet of the Borrower required to be furnished to the Administrative Agent pursuant to Section 5.04) plus (y) the difference between the Revolving Facility Commitment and the Revolving Facility Credit Exposure, shall not be less than $12,000,000 as of the date of such Net Share Settlement; and

(H) any payment or distribution in respect of Junior Financing may be made so long as no Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect to such payment or distribution, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed 2.50:1.00.

(ii) Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing that constitutes Material Indebtedness, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders when taken as a whole (as determined in good faith by the Borrower) and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”

(c) Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or such Material Subsidiary that is a Loan Party pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable Requirements of Law;

(B) contractual encumbrances or restrictions in effect on the Closing Date, including under Indebtedness existing on the Closing Date and set forth on Schedule 6.01, any Refinancing Notes or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness and, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower);

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business or consistent with past practice;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance (in each case as determined in good faith by the Borrower);

(G) customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business or consistent with past practice;

(H) customary provisions restricting subletting or assignment (including any change of control deemed an assignment) of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L) customary net worth provisions imposed by suppliers, customers or landlords of Real Property under contracts entered into in the ordinary course of business or consistent with past practice or customary restrictions on cash or other deposits or net worth arising in connection with any Liens permitted under Section 6.02 so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations under the Loan Documents;

(M) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Subsidiary Loan Party;

(O) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(Q) [reserved]; and

(R) any encumbrances or restrictions of the type referred to in Section 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Section 6.10 Fiscal Year. In the case of the Borrower, permit any change to its fiscal year without prior notice to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.11 Financial Covenants.

(a) Permit the Net Total Leverage Ratio to exceed as of the last day of any Test Period (~~beginning with the fiscal quarter ending June 30, 2021) (~~i) with respect to any fiscal quarter ending on or prior to ~~December  31~~June 30, ~~2022~~2024, 3.50:1.00 or (ii) with respect to any fiscal quarter ending after ~~December 31, 2022)~~June 30, 2024, 3.00:1.00 (the “Net Total Leverage Financial Covenant”).

(b) Permit the Fixed Charge Coverage Ratio as of the last day of any Test Period (beginning with the fiscal quarter ending June 30, 2021) to be less than 1.25:1.00.

ARTICLE VII

Events of Default

Section 7.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by the Borrower or any Subsidiary Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made and such false or misleading representation or warranty (if curable) shall remain false or misleading for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in, Section 5.01(a), 5.08 or 5.12 or in Article VI or (ii) Section 5.05(a) and, in the case of this clause (ii), such default shall continue unremedied for a period of 3 Business Days;

(e) default shall be made in the due observance or performance by the Borrower or any of the Subsidiary Loan Parties of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from the failure of a Subsidiary that is not a Loan Party to duly observe or perform any such covenant, condition or agreement) after the earlier of knowledge of a Responsible Officer of the Borrower or notice thereof from the Administrative Agent to the Borrower;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) the Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or any Indebtedness becoming due as a result of a prepayment notice from the Borrower or its Subsidiaries;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of the greater of $~~20,000,000~~50,000,000 and 0.30 times EBITDA (to the extent not covered by insurance), which judgments are not paid when due, discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Material Subsidiary to enforce any such judgment;

(k) (i) an ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, or (iv) the Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l) (i) any Loan Document shall for any reason be asserted in writing by the Borrower or any Subsidiary Loan Party not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be (other than, in each case, in accordance with its terms), a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests of Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) a material portion of the Guarantees pursuant to the Security Documents by the Subsidiary Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan

Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(j); and in any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

For purposes of clauses (h), (i) and (j) of this Section 7.01, “Material Subsidiary” shall mean any Subsidiary that would not be an Immaterial Subsidiary under clause (a) of the definition thereof.

Section 7.02 Treatment of Certain Payments. Subject to the terms of any applicable Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 7.01(h) or (i), in each case that is continuing, shall be applied: (i) first, ratably, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent or the Collateral Agent from the Borrower (other than in connection with any Secured Cash Management Agreement or Secured Hedge Agreement), (ii) second, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, (iv) fourth, towards payment of other Obligations (including Obligations of the Loan Parties owing under or in respect of any Secured Cash Management Agreement or Secured Hedge Agreement) then due from the Borrower or any Loan Party, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties and (v) last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.

Section 7.03 Cure Right. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Covenants, from the last day of the applicable fiscal quarter until the expiration of the 15th Business Day subsequent to the date the certificate calculating such Financial Covenant is required to be delivered pursuant to Section 5.04(c), the Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to capital (the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, such Financial Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement (including, for the avoidance of doubt, calculating basket levels, pricing and other items governed by reference to EBITDA), by an amount equal to the Cure Amount; provided that (i) a Cure Right shall not be exercised in any two consecutive fiscal quarters, (ii) a Cure Right shall not be exercised more than three times during the term of the Agreement, (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with such Financial Covenant, and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of the exercise of the Cure Right for determining compliance with the Financial Covenant for the fiscal quarter in respect of which such Cure Right is exercised. If, after giving effect to the adjustments in this Section 7.03, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured; provided, that so long as any Default or Event of Default shall be in existence due to failure of the Loan Parties to comply with the Financial Covenant, none of Administrative Agent, any Issuing Bank nor any Lender shall be required to advance any Loans and/or issue any Letters of Credit. In the event that (i) no Event of Default exists other than that arising due to failure of the Borrower to comply with Financial Covenant, and (ii) the Borrower or such Parent Entity, as applicable, shall have delivered to Administrative Agent written notice of its intention to cause Borrower to exercise the Cure Right (which notice shall be delivered no earlier than 30 days prior to, and no later than the tenth day subsequent to the date the certificate calculating such Financial Covenant is required to be delivered pursuant to Section 5.04(c)), which exercise if fully consummated would be sufficient in accordance with the terms hereof to cause Borrower to be in compliance with the Financial Covenant as of the relevant date of determination, then from and following receipt by Administrative Agent of any such notice and until the date that is the earlier of (x) the 15th Business Day subsequent to the date the certificate calculating such Financial Covenant is required to be delivered pursuant to Section 5.04(c) and (y) the date, if any, on which the Borrower or such Parent Entity notifies the Administrative Agent in writing that such Cure Right shall not be exercised, no Default or Event of Default shall be deemed to exist during such period for purposes of this Agreement and neither the Administrative Agent nor any Lender shall exercise any remedies set forth in Section 7.01 hereof during such period solely as a result of the failure by the Borrower to comply with such Financial Covenant.

ARTICLE VIII

The Agents

Section 8.01 Appointment. i) Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including as the Collateral Agent for such Lender and the other Secured Parties under the Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) In furtherance of the foregoing, each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

Section 8.02 Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care.

Section 8.03 Exculpatory Provisions. None of the Agents, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 7.02, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 8.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. Each Agent may consult with legal counsel (including counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.06 Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Bank expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender and Issuing Bank represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 8.07 Indemnification. The Lenders agree to indemnify each Agent and the Revolving Facility Lenders agree to indemnify each Issuing Bank, in each case, in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent, outstanding Term Loans and unused Commitments hereunder; provided, that the aggregate principal amount of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Issuing Bank under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

Section 8.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 8.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent and Collateral Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent and Collateral Agent under this Agreement and the other Loan Documents, then the Borrower shall have the right, subject to the reasonable consent of the Required Lenders (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, in which case the Required Lenders shall have the right), to appoint a successor which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and Collateral Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective (except in the case of the Collateral Agent holding collateral security on behalf of such Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed), and the Lenders shall assume and perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Borrower (or the Required Lenders) appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Section 8.10 Arrangers. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Bookrunner, or Joint Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Sections 9.05 and 9.17 (subject to the applicable obligations and limitations as set forth therein).

Section 8.11 Security Documents and Collateral Agent. The Lenders and the other Secured Parties authorize the Collateral Agent to release any Collateral or Guarantors in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08.

The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any First Lien/First Lien Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any other Permitted Junior Intercreditor Agreement, any other Permitted Pari Passu

Intercreditor Agreement or any other intercreditor agreement contemplated hereby with the collateral agent or other representatives of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof (any of the foregoing, an “Intercreditor Agreement”). The Lenders and the other Secured Parties irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are not prohibited and (y) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section 6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions. Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (c), (i), (j), (aa) or (mm) of Section 6.02 or Section 6.02(a) (if the Liens thereunder are of a type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Administrative Agent and the Collateral Agent shall do so upon request of the Borrower; provided, that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying (x) that such Lien is permitted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09(c).

Section 8.12 Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.

Section 8.13 Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13.

Section 8.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent, the Lead Arranger or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section  8.15 Erroneous Payments.

(a) If Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 8.15(b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this Section 8.15(a) shall be conclusive, absent manifest error.

(b) Without limiting the provisions of Section 8.15(a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 8.15(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.15(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.15(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to Administrative Agent under Section 8.15(a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with Section 8.15(a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrower Representative) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to Borrower Representative or Administrative Agent, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 9.04, Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment; provided that this Section 8.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.15 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof).

ARTICLE IX

Miscellaneous

Section 9.01 Notices; Communications. i) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic means as follows:

(i) if to any Loan Party, the Administrative Agent or the Issuing Banks as of the Closing Date to the address or electronic mail address specified for such person on Schedule 9.01; and

(ii) if to any other Lender or any other Issuing Bank, to the address or electronic mail address specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d) Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.04 may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender entitled to access thereto and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that the Borrower shall notify the Administrative Agent (by electronic mail) of the posting of any such documents and, upon the request of the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.16, 2.17 and 9.05) shall survive the Termination Date.

Section 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Bank and each Lender and their respective permitted successors and assigns.

Section 9.04 Successors and Assigns. i) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) except as permitted by Section 6.05, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (1) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, which consent will be deemed to have been given if the Borrower has not responded within ten (10) Business Days after the delivery of any request for such consent; provided, that no consent of the Borrower shall be required for (i) an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, or in the case of assignments during the primary syndication of the Commitments and Loans to persons identified to and agreed by the Borrower in writing prior to the Closing Date, (ii) an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or Approved Fund with respect to a Revolving Facility Lender, or (iii) in each case, if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender; and

(C) the Issuing Banks; provided, that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Term Loans and (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Borrower and the Administrative Agent otherwise consent; provided, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the reasonable discretion of the Administrative Agent (and which the Administrative Agent agrees to waive for the Lead Arranger));

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and

(D) the Assignee shall not be the Borrower or any of the Borrower’s Affiliates.

For the purposes of this Section 9.04, “Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Disqualified Lender, (B) any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Lender. The Administrative Agent shall keep the list of Disqualified Lenders on file and may only provide the list of Disqualified Lenders to a Lender requesting the same. Any assigning Lender shall, in connection with any potential assignment, provide to the Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing.

(iii) Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections)); provided, that an Assignee shall not be entitled to receive any greater payment pursuant to Section 2.17 than the applicable assignor would have been entitled to receive had no such assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 9.04 (except to the extent such participation is not permitted by such clause (d) of this Section 9.04, in which case such assignment or transfer shall be null and void).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the

“Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided, that no Lender shall, in such capacity, have access to, or be otherwise permitted to review any information in the Register other than information with respect to such Lender.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04 and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).

(c) [Reserved].

(d) (2) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations in Loans and Commitments to one or more banks or other entities other than (I) any Disqualified Lender (to the extent that the list of Disqualified Lenders has been made available to all Lenders; provided, that regardless of whether the list of Disqualified Lenders has been made available to all Lenders, no Lender may sell participations in Loans or Commitments to a Disqualified Lender without the consent of the Borrower if the list of Disqualified Lenders has been made available to such Lender) or (II) any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (II) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to clause (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(iii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Participant or potential Participant is a Disqualified Lender and the Administrative Agent shall have no liability with respect to any participation made to a Disqualified Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of this Section 9.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations for U.S. federal income tax purposes or is otherwise required by applicable law. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall state that it is being given pursuant to this Section 9.04(d)(iii); provided that each potential Participant shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above.

(g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h) If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.16 or Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i) Borrower Buybacks. Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to the Borrower in accordance with the procedures set forth on Exhibit K, pursuant to an offer made available to all Lenders that hold Term Loans on a pro rata basis (a “Dutch Auction”), subject to the following limitations:

(i) The Borrower shall represent and warrant, as of the date of the launch of the Dutch Auction and on the date of any such assignment, that neither it, nor any of its Subsidiaries, has any Excluded Information that has not been disclosed to the Lenders generally (other than to the extent any such Lender does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities) prior to such date;

(ii) immediately and automatically, without any further action on the part of the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Lender to the Borrower, such Term Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment;

(iii) the Borrower shall not use the proceeds of any Revolving Loans for any such assignment; and

(iv) no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment.

(j) [reserved].

(k) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Facility Percentage; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 9.05 Expenses; Indemnity. i) The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of King & Spalding LLP, counsel for the Administrative Agent, the Collateral Agent and the Lead Arranger, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Agents, any Issuing Bank or any Lender after the occurrence and during the continuance of an Event of Default in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, including the fees, charges and disbursements of a single counsel appointed by the Administrative Agent for all such persons, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with the Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected person).

(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Lead Arranger, the Joint Bookrunner, each Issuing Bank, each Lender, each of their respective Affiliates, successors and assignors, and each of their respective directors, officers, employees, agents, trustees, advisors and members (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with the Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any violation of or liability under Environmental Laws by the Borrower or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Borrower or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent, Issuing Bank, or the Lead Arranger in its capacity as such). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative of any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall instead be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.

(d) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

Section 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 9.08 Waivers; Amendment. i) No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (w) as provided in Section 2.14, (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or, (A) in respect of any waiver, amendment or modification of Section 4.01 after the Closing Date, the Required Revolving Facility Lenders (including at least two Revolving Facility Lenders that are not affiliated with each other) voting as a single Class, rather than the Required Lenders, or (B) in respect of any waiver, amendment or modification of Section 2.11(b), the Required Prepayment Lenders, rather than the Required Lenders), and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date (except as provided in Section 2.05(c)), without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii) increase or extend the Commitment of any Lender, or decrease the Commitment Fees, L/C Participation Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii),

(iii) extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(iv) amend the provisions of (A) Section 2.18 with respect to the pro rata application of payments required thereby in a manner that by its terms modifies the application of such payments required thereby to be on a less than pro rata basis or (B) Section 7.02, in each case without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(v) amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Majority Lenders,” “Required Revolving Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the ~~Closing~~First Amendment Effective Date),

(vi) (A) release all or substantially all of the Collateral or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Subsidiary Guarantee Agreement, other than in a transaction or release (or subordination) permitted by this Agreement, without the prior written consent of each Lender other than a Defaulting Lender, (B) amend any term of the Loan Documents that, by its terms, subordinates the Obligations hereunder to any other Indebtedness without the prior written consent of each Lender other than a Defaulting Lender or (C) amend any term of the Loan Documents that, by its terms, subordinates the Liens securing the Obligations to Liens securing any other Indebtedness, without the prior written consent of each Lender other than a Defaulting Lender, in each case of clauses (B) and (C), except in connection with (x) any Indebtedness or Lien that was permitted by the Loan Documents (without giving effect to such amendment) to be senior to the Obligations~~.~~ or (y) a transaction in which participation in such other Indebtedness for borrowed money is offered to the Lenders on a pro rata basis or in connection with a “debtor in possession” financing, on the same terms (including fees) as are offered to all other providers of such financing).

(vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c) Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Other First Liens in the benefit of the Security Documents in connection with the incurrence of any Other First Lien Debt, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (b) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders, Required Prepayment Lenders and the Required Revolving Facility Lenders.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Other Term Loans, as may be necessary to establish such Incremental Term Loan Commitments or Revolving Facility Commitments as a separate Class or tranche from the existing Term Loan Commitments or Incremental Revolving Facility Commitments, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately, (B) to integrate any Other First Lien Debt or (C) to cure any ambiguity, omission, defect or inconsistency.

(f) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

(g) With respect to the incurrence of any secured or unsecured Indebtedness (including any intercreditor agreement relating thereto), the Borrower may elect (in its discretion, but shall not be obligated) to deliver to the Administrative Agent a certificate of a Responsible Officer at least three Business Days prior to the incurrence thereof (or such shorter time as the Administrative Agent may agree in its reasonable discretion), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall either, at the Borrower’s election, (x) state that the Borrower has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Sections 6.01 and 6.02 (taking into account any other applicable provisions of this Section 9.08), in which case such certificate shall be conclusive evidence thereof, or (y) request the Administrative Agent to confirm, based on the information set forth in such certificate and any other information reasonably requested by the Administrative Agent, that such Indebtedness satisfies such requirements, in which case the Administrative Agent may determine whether, in its reasonable judgment, such requirements have been satisfied (in which case it shall deliver to the Borrower a written confirmation of the same), with any such determination of the Administrative Agent to be conclusive evidence thereof, and the Lenders hereby authorize the Administrative Agent to make such determinations.

(h) Notwithstanding the foregoing, this Agreement may be amended, waived or otherwise modified with the written consent of the Required Revolving Facility Lenders, the Administrative Agent and the Borrower with respect to the provisions of Section 4.01, solely as they relate to the Revolving Facility Loans and Letters of Credit.

(i) Notwithstanding the foregoing, this Agreement may be amended, with the written consent of each Revolving Facility Lender, the Administrative Agent and the Borrower to the extent necessary to integrate any Alternate Currency.

Section 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Interest Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Interest Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13 Counterparts; Electronic Execution of Assignments and Certain Other Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15 Jurisdiction; Consent to Service of Process (a) . i) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

Section 9.16 Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and any Subsidiary furnished to it by or on behalf of the Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party or its Affiliates, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without the use of confidential information or violating this Section 9.16 or (c) was available to such Lender, such

Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates, its Affiliates’ directors, officers, employees and agents (including accountants, legal counsel and other advisors) or auditors on a need to know basis (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16); provided that, in the case of clauses (E) and (F), no information may be provided to any Disqualified Lender or person who is known to be acting for a Disqualified Lender.

Section 9.17 Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the Issuing Banks on a confidential basis materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its Affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities) (each, a “Public Lender”). At the reasonable request of the Lead Arranger, the Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, the Issuing Banks and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or its Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 9.18 Release of Liens and Guarantees.

(a) The Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below; (ii) upon the Disposition of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Subsidiary Guarantee Agreement or clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as provided in Section 8.11 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vii) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents and (viii) to the extent any Collateral by becomes Excluded Property in a transaction not prohibited by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any such release (other than pursuant to clause (i) above) shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. In lieu of any release permitted pursuant to this Section 9.18(a), the Collateral Agent may subordinate any such Liens on the Collateral to another Lien permitted under Section 6.02 and may subordinate any Lien on the Collateral that the Collateral Agent determines in its commercially reasonable judgment was intended by operation of Law or otherwise to be subordinate to another Lien permitted under Section 6.02; provided that the subordination of all or substantially all of the Collateral shall be subject to Section 9.08(b)(vi).

(b) In addition, the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the Guarantors shall be automatically released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to exist or constitute a Subsidiary Loan Party or otherwise becoming an Excluded Subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry); provided that any Guarantor that ceases to constitute a Subsidiary Loan Party or becomes an Excluded Subsidiary solely by virtue of no longer being a Wholly Owned Subsidiary (a “Partially Disposed Subsidiary”) shall be released from its Guarantee only if (x) the other Person taking an equity interest in such Partially Disposed Subsidiary is not an Affiliate of the Borrower and (y) such transaction was not entered into for the primary purpose of circumventing the collateral and/or guarantee provisions (it being understood that in no event shall the foregoing provisions prevent the release of a Guarantee pursuant to a transaction entered into for a bona fide business purpose of the Borrower or any transaction that is consistent with customary industry practice).

(c) The Lenders, the Issuing Banks and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18 and to return to the Borrower all possessory collateral (including share certificates (if any)) held by it in respect of any Collateral so released, all without the further consent or joinder of any Lender or any other Secured Party. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request and any such release shall be without recourse to or warranty by the Administrative Agent or Collateral Agent.

(d) Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, all Liens granted to the Collateral Agent by the Loan Parties on any Collateral and all obligations of the Borrower and the other Loan Parties under any Loan Documents (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof) shall, in each case, be automatically released and, upon reasonable request of the Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to evidence the release its security interest in all Collateral (including returning to the Borrower all possessory collateral (including all share certificates (if any)) held by it in respect of any Collateral), and to evidence the release of all obligations under any Loan Document (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof), whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) any contingent indemnification obligations or expense reimburse claims not then due; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded, avoided, or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interest in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).

(e) Obligations of the Borrower or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements or any Secured Cash Management Agreements.

(f) In connection with any release pursuant to this Section 9.18, (i) the Collateral Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any termination or release is permitted and (ii) each Secured Party (other than the Collateral Agent) hereby agrees to deliver any instruction or direction as necessary or as may be reasonably requested by the Collateral Agent pursuant to this Agreement or any other Loan Document.

Section 9.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).

Section 9.20 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.21 [Reserved].

Section 9.22 Agency of the Borrower for the Loan Parties. Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 9.23 No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 9.24 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.25 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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